Filed Pursuant to Rule 424(b)(3)

Registration No. 333-262472

PROSPECTUS SUPPLEMENT NO. 7
(To the Prospectus dated March 30, 2023)

Primary Offering of

15,800,000 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

16,025,284 Shares of Class A Common Stock

7,175,000 Warrants to Purchase Shares of Class A Common Stock

This prospectus supplement supplements the prospectus, dated March 30, 2023 (as amended, the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-262472). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale by the selling securityholders named in the Prospectus (or their permitted transferees) (the “Selling Securityholders”) of (i) up to 16,025,284 shares of our Class A common stock, par value $0.0001 per share (”Class A Common Stock”), (including (a) 7,175,000 shares that may be issued upon the exercise of the Private Warrants (as defined below) and (b) 8,850,384 PIPE Shares (as defined in the Prospectus) and (ii) up to 7,175,000 warrants to purchase shares of Class A Common Stock (the “Private Warrants”) originally issued in a private placement that closed concurrently with the initial public offering of Thayer Ventures Acquisition Corporation, our legal predecessor and a special purpose acquisition company (“Thayer”). In addition, the Prospectus and this prospectus supplement relate to the issuance by us of up to (i) 7,175,000 shares of Class A Common Stock that are issuable upon the exercise of the Private Warrants and (ii) 8,625,000 shares of Class A Common Stock that are issuable upon the exercise warrants to purchase shares of Class A Common Stock sold as part of Thayer’s initial public offering (the “Public Warrants” and together with the Private Warrants, the “Warrants”).

Our Class A Common Stock is currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “ISPO” and the Warrants are listed on Nasdaq under the symbol “ISPOW.” On October 4, 2023, the last reported sales price of our Class A Common stock was $0.6240 per share and the last reported sales price of our Warrants was $0.0249.

This prospectus supplement should be read in conjunction with the Prospectus and is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 7 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated October 5, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2023

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2023, Inspirato Incorporated (the “Company”) and the other members of Inspirato LLC entered into the Tenth Amended and Restated Limited Liability Company Agreement of Inspirato LLC (the “Restated LLCA”). The amendments effected by the Restated LLCA were primarily adopted to reflect the amendments to the Company’s certificate of incorporation described in Item 3.03 of this Current Report on Form 8-K. The foregoing summary of the Restated LLCA is only a summary and is qualified by reference to the text of the Restated LLCA, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 8, 2023 (the “Prior 8-K”), the Company previously entered into that certain Investment Agreement, dated as of August 7, 2023, filed as Exhibit 10.1 to the Prior 8-K (the “Investment Agreement”). The disclosure contained in Items 1.01 and 2.03 of the Prior 8-K is incorporated herein by reference. On September 29, 2023, the Company effected the closing of the transactions contemplated by the Investment Agreement, including the sale and issuance to Oakstone Ventures, Inc. (the “Purchaser”) of an 8% Senior Secured Convertible Note due 2028 in an aggregate principal amount of $25,000,000, in the form filed as Exhibit 4.1 to the Prior 8-K (the “Oakstone Note”).

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure contained in Item 3.02 of the Prior 8-K and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed, in accordance with the Investment Agreement, on September 26, 2023, the Company held a special meeting of stockholders (the “Special Meeting”) to, among other things, consider and vote upon a proposal to approve an amendment to the Company’s certificate of incorporation to create a new series of common stock, par value $0.0001 per share, designated Class B Non-Voting common stock (the “Class B Amendment”). At the Special Meeting, the Company’s stockholders approved the Class B Amendment. The Class B Amendment became effective upon its filing with the Secretary of State of the State of Delaware on September 29, 2023. The description of the amendments effected by the Class B Amendment is incorporated herein by reference to the text of the section titled “The Class B Proposal—Summary of Proposed Amendment” of the Company’s definitive proxy statement for the Special Meeting, filed with the SEC on September 7, 2023 (the “Proxy Statement”). Such description of the Class B Amendment is qualified in its entirety by reference to the full text of the Class B Amendment, filed as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On October 4, 2023, the Company issued a press release announcing the closing of the sale and issuance of the Oakstone Note and the entry into a commercial agreement between Inspirato LLC and an affiliate of the Purchaser pursuant to the Investment Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Tenth Amended and Restated Limited Liability Company Agreement of Inspirato LLC, dated as of September 29, 2023

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Inspirato Incorporated

99.1	Press Release

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspirato Incorporated
Dated: October 4, 2023
	By:	/s/ Robert Kaiden
Name: Robert Kaiden Title: Chief Financial Officer

Exhibit 3.1

TENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
INSPIRATO LLC
DATED AS OF SEPTEMBER 29, 2023

THE LIMITED LIABILITY COMPANY INTERESTS IN INSPIRATO LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS TENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE COMPANY AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

-i-

-ii-

Exhibits

Exhibit A: Capitalization

Exhibit B: Exchange Notice

Exhibit C: Officers

Exhibit D: Joinder

-iii-

TENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
INSPIRATO LLC

This TENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time in accordance with the terms hereof, this “LLC Agreement”) of Inspirato LLC (f/k/a BH Ventures, LLC), a Delaware limited liability company (the “Company”), is entered into as of September 29, 2023 (the “LLCA Effective Time”), by and among Inspirato Incorporated (f/k/a Thayer Ventures Acquisition Corporation), a Delaware corporation (“PubCo”), the other Members set forth on Exhibit A hereto (together with PubCo, the “Existing Members”) and each other Person who is or at any time becomes a Member in accordance with the terms of this LLC Agreement and the Act. Capitalized terms used in this LLC Agreement shall have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was incorporated as a Delaware corporation under the name “BH Ventures, Inc.” pursuant to a Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware on February 12, 2010, and converted into a Delaware limited liability company under the name “BH Ventures, LLC” pursuant to a Certificate of Conversion to Limited Liability Company and Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware on May 12, 2010, as amended by the Certificate of Amendment to the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware on January 25, 2011 (as so amended, and as amended from time to time, the “Certificate of Formation”) and upon the effectiveness of the Certificate of Formation was governed by the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 31, 2011 (the “Initial LLC Agreement”);

WHEREAS, certain of the Existing Members entered into the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 11, 2011 (the “Second A&R LLC Agreement”), which amended and restated the Initial LLC Agreement;

WHEREAS, certain of the Existing Members entered into the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 13, 2012 (the “Third A&R LLC Agreement”), which amended and restated the Second A&R LLC Agreement;

WHEREAS, certain of the Existing Members entered into the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 12, 2012 (the “Fourth A&R LLC Agreement”), which amended and restated the Third A&R LLC Agreement;

WHEREAS, certain of the Existing Members entered into the Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 16, 2013 (the “Fifth A&R LLC Agreement”), which amended and restated the Fourth A&R LLC Agreement;

WHEREAS, certain of the Existing Members entered into the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 11, 2014 (the “Sixth A&R LLC Agreement”), which amended and restated the Fifth A&R LLC Agreement;

WHEREAS, certain of the Existing Members entered into the Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 3, 2017 (the “Seventh A&R LLC Agreement”), which amended and restated the Sixth LLC Agreement;

WHEREAS, certain of the Existing Members entered into the Amended and Restated Limited Liability Company Agreement, dated as of February 9, 2020 (the “Eighth A&R LLC Agreement”), which amended and restated the Seventh A&R LLC Agreement;

WHEREAS, immediately prior to the Ninth LLCA Effective Time (as defined below), the Company was wholly owned by certain of the Existing Members;

WHEREAS, on June 30, 2021, the Company, PubCo, Passport Company Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), and the other parties thereto entered into that certain Business Combination Agreement, as amended by the Amendment to Business Combination Agreement dated as of September 15, 2021 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, as of the Effective Time, Company Merger Sub merged with and into the Company, with the Company surviving as a Subsidiary of PubCo, and each member of the Company as of immediately prior to the Effective Time received a number of Common Units in accordance with Section 3.1(c) of the Business Combination Agreement (each such Member who received Common Units at the Effective Time together with their permitted successors and assigns, a “Continuing Member”);

WHEREAS, the Business Combination Agreement provided for the amendment and restatement of the Eighth A&R LLC Agreement in the form of the Existing LLC Agreement to reflect: (a) the redemption of the limited liability company interests in the Company held by certain Ninth LLCA Existing Members (as defined below) prior to the Blocker Effective Time; (b) the recapitalization of the limited liability company interests of the Company into a single class of units prior to the Blocker Effective Time; (c) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements (as such term is defined in the Business Combination Agreement), including the conversion of units pursuant to Section 3.1(c)(ii) of the Business Combination Agreement, (d) admission of PubCo as a Member at the Effective Time, and (e) the rights and obligations of the members of the Company under the Existing LLC Agreement and other terms and provisions, in each case as set forth in the Existing LLC Agreement;

WHEREAS, in accordance with the Business Combination Agreement, the Eighth A&R LLC Agreement and Section 18-302(e) of the Act, as of the Ninth LLCA Effective Time, the Eighth A&R LLC Agreement was amended and restated in its entirety by the Existing LLC Agreement; and

WHEREAS, following the Effective Time, each Common Unit (other than any Common Unit held by PubCo and its wholly owned Subsidiaries) may be exchanged, at the election of the holder of such Common Unit (together with the surrender and delivery by such holder of one (1) share of Class V Common Stock of PubCo), for one (1) share of Class A Common Stock of PubCo, in each case in accordance with the terms and conditions of the Existing LLC Agreement or this LLC Agreement.

NOW THEREFORE, in accordance with the Existing LLC Agreement and Section 18-302(e) of the Act and in consideration of the mutual covenants and agreements contained in this LLC Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Existing LLC Agreement is hereby amended and restated in its entirety as of the LLCA Effective Time as set forth herein and the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Definitions. As used in this LLC Agreement and the Schedules and Exhibits attached to this LLC Agreement, the following definitions shall apply:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.

“Action” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Adjusted Basis” has the meaning given to such term in Section 1011 of the Code.

“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Taxable Year or other taxable period, with the following adjustments:

(a)            credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and

(b)            debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Admission Date” is defined in Section 9.7.

“Advancement of Expenses” is defined in Section 7.6(b).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or manager or otherwise. For purposes of this LLC Agreement, no Member shall be deemed to be an Affiliate of any other Member solely as a result of membership in the Company.

“Affiliated Group” is defined in the Business Combination Agreement.

“Appraiser FMV” means the fair market value of any Equity Security as determined by an independent appraiser mutually agreed upon by the Board and the relevant Transferor, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this LLC Agreement. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this LLC Agreement shall be borne by the Company.

“Assumed Rate” means the highest effective marginal combined U.S. federal, state and local income tax rate (including, if applicable, under Section 1411 of the Code) applicable to an individual or corporate resident in California (whichever is higher), in each case taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information, in effect for the applicable Taxable Year, and taking into account: (a) the character of any income, gains, deductions, losses or credits, and the deductibility of state income taxes, and (b) available deductions under Code Section 199A, as applicable. The Assumed Rate shall be the same for all Members regardless of the actual combined income tax rate of the Member or its direct or indirect owners.

“Audit” is defined in Section 10.4(b).

“Automatic Redemption” is defined in Section 4.1(h)(i).

“BBA Rules” means Code Sections 6221 through 6241, as in effect for taxable years of the Company beginning after December 31, 2017, together with any Treasury Regulations and other guidance promulgated thereunder, and any similar state or local legislation, regulations or guidance.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Blackout Period” means a broadly applicable period during which trading in PubCo’s Equity Securities would not be permitted under PubCo’s insider trading policy.

“Blocker Effective Time” is defined in the Business Combination Agreement and, for the avoidance of doubt, occurred prior to the LLCA Effective Time.

“Board” is defined in Section 7.1(a).

“Business Combination Agreement” is defined in the recitals to this LLC Agreement.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Business Opportunities Exempt Party” is defined in Section 8.4.

“Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with Section 4.4.

“Capital Contribution” means, with respect to any Member, the amount of cash and the Fair Market Value of any property (other than cash) contributed to the Company by such Member, net of any liabilities assumed by the Company for such Member in connection with such contribution, as set forth from time to time in the books and records of the Company. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member.

“Cash Available for Tax Distributions” is defined in Section 6.2.

“Cash Exchange Notice” has the meaning set forth in Section 4.6(a)(ii).

“Cash Exchange Payment” means with respect to a particular Exchange for which PubCo has elected to make a Cash Exchange Payment in accordance with Section 4.6(a)(ii):

(i)            if the Class A Common Stock trades on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Common Units subject to the Exchange set forth in the Cash Exchange Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Common Units, and (y) the Class A 5-Day VWAP; or

(ii)           if the Class A Common Stock is not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Common Units subject to the Exchange set forth in the Cash Exchange Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Common Units, for which PubCo has elected to make a Cash Exchange Payment and (y) the Appraiser FMV of one (1) share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Certificate Delivery” means, in the case of any shares of Class V Common Stock to be transferred and surrendered by an Exchanging Member in connection with an Exchange which are represented by a certificate or certificates, the process by which the Exchanging Member shall also present and surrender such certificate or certificates representing such shares of Class V Common Stock during normal business hours at the principal executive offices of PubCo, or if any agent for the registration or transfer of shares of Class V Common Stock is then duly appointed and acting, at the office of such transfer agent, along with any instruments of transfer reasonably required by PubCo or such transfer agent, as applicable, duly executed by the Exchanging Member or the Exchanging Member’s duly authorized representative.

“Certificate of Formation” is defined in the recitals to this LLC Agreement.

“Change of Control” means the occurrence of any transaction or series of related transactions in which: (a) any Person or any group of Persons (other than PubCo and its wholly-owned Subsidiaries) acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of PubCo or the Company representing more than 50% of the combined voting power of PubCo’s or the Company’s, as applicable, then outstanding voting securities (excluding a transaction or series of related transactions described in clause (b) that would not constitute a Change of Control), (b) there is consummated a merger or consolidation of PubCo or the Company with any other Person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of PubCo or the Company, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if PubCo or the Company, as applicable (or its successor) is a Subsidiary of such Person, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements for the sale or transfer, directly or indirectly, by PubCo of all or substantially all of PubCo’s and its Subsidiaries’ assets (including the Company). Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of the shares of PubCo immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of PubCo immediately following such transaction or series of related transactions.

“Class A 5-Day VWAP” means, on any relevant measurement date, the VWAP for five (5) consecutive Trading Days ending on such date.

“Class A Common Stock” means, as applicable, (a) the Class A Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Stock” means, as applicable, (a) the Class B Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class B Common Stock or into which the Class B Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class V Common Stock” means, as applicable, (a) the Class V Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class V Common Stock or into which the Class V Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“COC Exchange” is defined in Section 4.6(a)(v).

“COC Exchange Date” is defined in Section 4.6(a)(v).

“COC Notice” is defined in Section 4.6(a)(v).

“Code” means the United States Internal Revenue Code of 1986.

“Commission” means the U.S. Securities and Exchange Commission, including any Governmental Entity succeeding to the functions thereof.

“Common Units” means the common units of limited liability company interests issued under this LLC Agreement, including by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Company” is defined in the preamble to this LLC Agreement.

“Company Merger” has the meaning given to it in the Business Combination Agreement.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Representative” shall mean the Person designated under this LLC Agreement in its capacity as the “partnership representative” (as such term is defined under the BBA Rules and any analogous provision of state or local tax Law) of the Company and as the “tax matters partner” (to the extent applicable for state and local tax purposes and for U.S. federal income tax purposes for Taxable Years beginning on or before December 31, 2017) of the Company, including, as the context requires, any “designated individual” through whom the Company Representative is permitted by applicable Law to act in accordance with the terms hereof, which Person, as of the LLCA Effective Time, is PubCo.

“Confidential Information” means any and all confidential or proprietary information obtained by a Member from the Company, PubCo or any of their respective Subsidiaries, directly or indirectly, including from their representatives, which information includes ideas, financial information, products, services, business strategies, innovations, recipes and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, board minutes and materials, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to any Member, Confidential Information does not include information that: (a) is in the possession of such Member on a non-confidential basis at the time of disclosure by or on behalf of the Company or any of its Affiliates; (b) before or after it has been disclosed to such Member by or on behalf of the Company or any of its Affiliates, becomes part of public knowledge, not as a result of any action or inaction of such Member (other than PubCo or one of its Subsidiaries) in violation of this LLC Agreement; (c) is approved for release by written authorization of the Board and the PubCo Board; (d) is disclosed to such Member or its representatives by a third party not, to the knowledge of such Member or such representative, respectively, in violation of any obligation of confidentiality owed to the Company or any of its Affiliates with respect to such information; or (e) is or becomes independently developed by such Member or its representatives without use or reference to the Confidential Information.

“Continuing Member COC” means a Change of Control in which the acquiring Person or Persons in the relevant transaction or series of related transactions are not (a) a Continuing Member or (b) an Affiliate of a Continuing Member.

“Continuing Member Representative” means Brent Handler or any Affiliate of Brent Handler designated in writing by Brent Handler to PubCo, the Company and each of the Continuing Members after the Effective Date.

“Continuing Members” is defined in the recitals to this LLC Agreement.

“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.

“Depreciation” means, for each Taxable Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Taxable Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Taxable Year or other taxable period shall be the amount of book basis recovered for such Taxable Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Taxable Year or other taxable period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year or other taxable period bears to such beginning Adjusted Basis; provided, however, for purposes of clause (b) of this definition, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Taxable Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disinterested Majority” means (a) with respect to the PubCo Board, a majority of the directors of the PubCo Board who are disinterested as determined by the PubCo Board in accordance with the DGCL and other applicable Delaware Law with respect to the matter being considered by the PubCo Board; provided that to the extent a matter being considered by the PubCo Board is required to be considered by disinterested directors under the rules of the National Securities Exchange on which the Class A Common Stock is then listed, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter and (b) with respect to the Board, a majority of the Managers who are disinterested as determined by the Board in accordance with applicable Delaware Law with respect to the matter being considered by the Board.

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Board regarding a potential distribution pursuant to Section 6.1(a), the amount of cash reasonably determined by the Board to be available for any such distribution.

“Distributed Cash Amount” is defined in the Business Combination Agreement.

“Effective Time” has the meaning given to such term in the Business Combination Agreement and, for the avoidance of doubt, occurred prior to the LLCA Effective Time.

“Equity Merger Consideration” is defined in the Business Combination Agreement.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, including convertible debt securities, or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Security Act of 1974.

“Exchange” means (a) the exchange by the Company of Common Units held by a Member (together with the surrender and cancellation of the same number of outstanding shares of Class V Common Stock held by such Member) for either (i) a Stock Exchange Payment or (ii) a Cash Exchange Payment or (b) the direct purchase by PubCo of Common Units and shares of Class V Common Stock held by a Member in accordance with a PubCo Call Right, in each case in accordance with Section 4.6.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Blackout Period” means (i) any Blackout Period to which the applicable Exchanging Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Exchanging Member to immediately resell shares of Class A Common Stock to be delivered to such Exchanging Member in connection with a Stock Exchange Payment and (ii) the period of time commencing on (x) the date of the declaration of a dividend by PubCo and ending on the first day following (y) the record date determined by the PubCo Board with respect to such dividend declared pursuant to clause (x), which period of time shall be no longer than 10 Business Days; provided that in no event shall an Exchange Blackout Period which respect to clause (ii) of the definition hereof occur more than four (4) times per calendar year.

“Exchange Conditions” means any of the following conditions: (a) any Registration Statement pursuant to which the resale of the Class A Common Stock to be registered for such Exchanging Member at or immediately following the consummation of the Exchange shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale Registration Statement has yet become effective, (b) PubCo shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Exchange, (c) PubCo shall have exercised its right to defer, delay or suspend the filing or effectiveness of a Registration Statement and such deferral, delay or suspension shall affect the ability of such Exchanging Member to have its Class A Common Stock registered at or immediately following the consummation of the Exchange, (d) any stop order relating to the Registration Statement pursuant to which the Class A Common Stock was to be registered by such Exchanging Member at or immediately following the Exchange shall have been issued by the Commission, (e) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Exchange, or (f) PubCo shall have failed to comply in any material respect with its obligations under the Registration and Stockholder Rights Agreement to the extent related to the resale of the Class A Common Stock of an Exchanging Member, and such failure shall have adversely affected the ability of such Exchanging Member to consummate the resale of Class A Common Stock to be received upon such Exchange pursuant to an effective Registration Statement.

“Exchange Date” means the date that is five (5) Business Days after the Exchange Notice Date is given; provided, that if an Exchanging Member delays the consummation of an Exchange by delivering an Exchange Delay Notice, the Exchange Date shall occur on the date that is three (3) Business Days following the date on which the conditions giving rise to such delay cease to exist which shall in no event be prior to the date otherwise determined pursuant to this definition (or such earlier day as the Board and such Exchanging Member may agree in writing); provided, further, that if the Exchange Date for any Exchange with respect to which PubCo elects to make a Stock Exchange Payment would otherwise fall within any Exchange Blackout Period, then the Exchange Date shall occur on the next Business Day following the end of such Exchange Blackout Period; provided further, that to the extent an Exchange is made in connection with an Exchanging Member’s proper exercise of its rights to participate in a Piggyback Registration pursuant to Section 2.2 of the Registration and Stockholder Rights Agreement, the Exchange Date shall be the date on which the offering with respect to such Piggyback Registration is completed; provided further, that to the extent an Exchange is made in connection with a PubCo Offer, the Exchange Date may be such other date or time as the Board determines to be necessary or advisable to enable and permit the holders of Common Units to participate in such PubCo Offer and to ensure that such Exchange is contingent upon such PubCo Offer and not effective if such PubCo Offer is not consummated.

“Exchange Delay Notice” is defined in Section 4.6(a)(iii).

“Exchange Notice” means a written election of Exchange in the form of Exhibit B, duly executed by the Exchanging Member.

“Exchange Notice Date” means, with respect to any Exchange Notice, the date such Exchange Notice is given to the Company in accordance with Section 12.9.

“Exchanged Units” means, with respect to any Exchange, the Common Units being exchanged pursuant to a relevant Exchange Notice, and an equal number of shares of Class V Common Stock held by the relevant Exchanging Member; provided, that, such amount of Common Units shall in no event be less than the Minimum Exchange Amount.

“Existing LLC Agreement” means the Ninth Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 10, 2022, entered into by and among PubCo, certain wholly owned Subsidiaries of PubCo and the other parties thereto.

“Existing Member” is defined in the preamble to this LLC Agreement.

“Fair Market Value” means the fair market value of any property as determined in the good faith reasonable discretion of the Board after taking into account such factors as the Board shall reasonably deem appropriate.

“Family Member” means with respect to any Person, a spouse, lineal ascendant or descendant (whether natural or adopted) or spouse of a lineal ascendant or descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“Final Adjudication” is defined in Section 7.6(b).

“Fiscal Year” means the fiscal year of the Company, which shall end on the last day of February of each calendar year, unless the fiscal year is otherwise modified by the Board.

“Fully Diluted Number” is defined in the Business Combination Agreement.

“GAAP” means United States generally accepted accounting principles at the time.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:

(a)            the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b)            the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking into account Section 7701(g) of the Code) in accordance with the rules set forth in Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and (h), except as otherwise provided in this LLC Agreement, as of the following times: (i) the acquisition of a Unit (or additional Units) by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the grant of a Unit (other than a de minimis interest in the Company) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); (iii) the distribution by the Company to a Member of more than a de minimis amount of Company assets; (iv) the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1)); (v) the acquisition of a Unit by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s), and (vi) any other event to the extent determined by the Board to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g); provided, however, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)            the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d)            the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below or Section 5.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this clause to the extent the Board determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e)            if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article V.

“Imputed Tax Underpayments” is defined in Section 10.4(c).

“Indebtedness” means (a) all indebtedness for borrowed money, (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, and (c) all capitalized lease obligations or obligations required to be capitalized in accordance with GAAP.

“Indemnifiable Losses” is defined in Section 7.6(a).

“Indemnitee” is defined in Section 7.6(a).

“Initial LLC Agreement” is defined in the recitals to this LLC Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Law” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Liability” means any debt, liability or obligation, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liquidating Event” is defined in Section 11.1.

“Liquidity Limitations” is defined in Section 6.2.

“LLC Agreement” is defined in the preamble to this LLC Agreement.

“LLCA Effective Time” is defined in the preamble to this LLC Agreement.

“Lock-Up Period” means the period beginning on the closing date of the Company Merger (as defined in the Business Combination Agreement) and ending on the earliest of (a) the date that is 180 days after the closing date of the Company Merger; and (b) the date on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of PubCo’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property; (c) the date, if any, on which the closing price of the Class A Common Stock has equaled or exceeded $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30 Trading Day period commencing at least 150 days after the closing date of the Company Merger; provided that, if (i) at least 120 days have elapsed since the closing date of the Company Merger and (ii) the Lock-Up Period is scheduled to end during a Blackout Period or within five Trading Days prior to a Blackout Period, the Lock-Up Period shall end 10 Trading Days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided further, that (i) promptly upon PubCo’s determination of the date of the Blackout-Related Release and in any event at least two Trading Days in advance of the Blackout-Related Release, PubCo shall announce the date of the Blackout-Related Release through a major news service, or on a Form 8-K, and (ii) the Blackout-Related Release shall not occur unless PubCo shall have publicly released its earnings results for the fiscal year ended December 31, 2021.

“Manager” is defined in Section 7.1(b).

“M&A Distribution” is defined in Section 6.4.

“Member” means any Person that executes this LLC Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of all of such Person’s Units or otherwise ceased to be a member of the Company, each in such Person’s capacity as a member of the Company.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3), as set forth in Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Minimum Exchange Amount” means a number of Common Units held by an Exchanging Member equal to (x) if such Exchanging Member holds more than 100,000 Common Units as of the Effective Time, the lesser of (1) 100,000 Common Units and (2) all of the Common Units then held by the applicable Exchanging Member or (y) to the extent such Exchanging Member holds 100,000 Common Units or less as of the Effective Time, the lesser of (1) fifty percent (50%) of the Common Units held by the applicable Exchanging Member as of the Effective Time and (2) all of the Common Units then held by the applicable Exchanging Member.

“National Securities Exchange” means a securities exchange registered with the Commission under Section 6 of the Exchange Act.

“Ninth LLCA Effective Time” means the “LLCA Effective Time” as defined in the Existing LLC Agreement, which, for the avoidance of doubt, occurred prior to the LLCA Effective Time.

“Ninth LLCA Existing Members” means the “Existing Members” as defined in the Existing LLC Agreement.

“Ninth LLCA Member” means a “Member” as defined in the Existing LLC Agreement.

“Non-Party Affiliate” is defined in Section 12.15.

“Non-PubCo Manager” is defined in Section 7.1(b)(ii).

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2 (b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.4. The Officers as of the LLCA Effective Time are listed on Exhibit C attached hereto.

“Other Agreements” is defined in Section 9.5.

“Party” and “Parties” means, individually or collectively, each Member and the Company.

“Per Unit Unitholder Merger Consideration” means an amount in cash equal to the sum obtained by adding (i) the quotient obtained by dividing (A) the Equity Merger Consideration by (B) the Fully Diluted Number plus (ii) the quotient obtained by dividing (i) the Distributed Cash Amount divided by (ii) the number of Company Units (as defined in the Business Combination Agreement) outstanding as of immediately prior to the Blocker Effective Time, and after giving effect to the Existing LLC Agreement.

“Percentage Interest” means such Member’s percentage interest in the Company determined by dividing such Member’s Units by the total Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the 4th decimal place.

“Permitted Exchange Event” means, following the Effective Time, any of the following events, which has occurred or is occurring, or is otherwise satisfied, as of the Exchange Date:

(a) The Exchange is part of one or more Exchanges by a Member and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) during any 30 calendar day period representing in the aggregate more than 2% of all outstanding Common Units,

(b) The Exchange is in connection with a PubCo Offer; provided that any such Exchange pursuant to this clause (b) shall be effective immediately prior to the consummation of the closing of the PubCo Offer (and, for the avoidance of doubt, shall not be effective if such PubCo Offer is not consummated), or

(c) Subject to PubCo’s rights under Section 4.6(h), the Exchange is permitted by the Board, in its sole discretion, in connection with circumstances not otherwise set forth herein, if the Board determines, after consultation with its outside legal counsel and tax advisor, that the Company would not be treated as a “publicly traded partnership” under Section 7704 of the Code (or any successor or similar provision) as a result of or in connection with such Exchange.

“Permitted Transfer” is defined in Section 9.1(b).

“Permitted Transferee” means, with respect to any Member, (i) any Family Member of such Member and (ii) any Affiliate of such Member (including any partner, shareholder or member controlling or under common control with such Member and Affiliated investment fund or vehicle of such Member), but excluding any Affiliate under this clause (ii) who operates or engages in a business which competes with the business of PubCo or the Company.

“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Piggyback Registration” is defined in the Registration and Stockholder Rights Agreement.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations.

“Private Placement Safe Harbor” means the “private placement” safe harbor set forth in Treasury Regulations Section 1.7704-1(h)(1).

“Profits” or “Losses” means, for each Taxable Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)            any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)            any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)             in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;

(d)            gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)             in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period;

(f)             to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)            any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any Taxable Year, but such items available to be specially allocated pursuant to Section 5.2 shall be determined by applying rules analogous to those set forth in clauses (a) through (f) above.

“PubCo” is defined in the preamble to this LLC Agreement.

“PubCo Board” means the board of directors of PubCo, as constituted at any given time.

“PubCo Call Notice” is defined in Section 4.6(f).

“PubCo Call Right” means PubCo’s election, in accordance with Section 4.6(a)(ii) or Section 4.6(f), to directly purchase Exchanged Units described in an Exchange Notice given by an Exchanging Member.

“PubCo Common Stock” means all classes of common stock of PubCo, including the Class A Common Stock, the Class B Common Stock and the Class V Common Stock.

“PubCo Manager” is defined in Section 7.1(b)(i).

“PubCo Offer” is defined in Section 4.1(h).

“PubCo Warrants” has the meaning given to “Buyer Warrants” in the Business Combination Agreement.

“Push-Out Election” is defined in Section 10.4(d).

“Quarterly Exchange Date” means, either (x) for each fiscal quarter, the first (1st) Business Day occurring after the sixtieth (60th) day after the expiration of the applicable Quarterly Exchange Notice Period or (y) such other date as the Board shall determine in its sole discretion; provided that such date is at least sixty (60) days after the expiration of the Quarterly Exchange Notice Period.

“Quarterly Exchange Notice Period” means, for each fiscal quarter, the period commencing on the third (3rd) Business Day after the day on which the Company releases its earnings for the prior fiscal period, beginning with the first such date that falls on or after the waiver or expiration of any contractual lock-up period relating to the shares of PubCo that may be applicable to a Member (or such other date within such quarter as the Board shall determine in its sole discretion) and ending five (5) Business Days thereafter. Notwithstanding the foregoing, the Board may change the definition of Quarterly Exchange Notice Period with respect to any Quarterly Exchange Notice Period scheduled to occur in a calendar quarter subsequent to the then-current calendar quarter if (x) the revised definition provides for a Quarterly Exchange Notice Period occurring at least once in each calendar quarter, (y) the first Quarterly Exchange Notice Period pursuant to the revised definition will occur no less than 10 Business Days from the date written notice of such change is sent to each Member (other than PubCo and its wholly-owned Subsidiaries) and (z) the revised definition, together with the revised Quarterly Exchange Date resulting therefrom, do not materially adversely affect the ability of the Members to exercise their Exchange Rights pursuant to this LLC Agreement.

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Common Stock, a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(h)), (b) any merger, consolidation or other combination involving PubCo or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

“Redemption Agreement(s)” means the redemption agreement(s), dated on or prior to, and effective as of, the Ninth LLCA Effective Time, between the Company and certain Ninth LLCA Existing Members, if any.

“Redemption Member” is defined in Section 4.1(h)(i).

“Redemption Time” is defined in Section 4.1(h)(i).

“Registration and Stockholder Rights Agreement” means the Amended and Restated Registration and Stockholder Agreement, dated as of February 10, 2022, by and among PubCo, Thayer Ventures Acquisition Holdings LLC, certain of the Continuing Members and the other parties thereto (together with any other parties that become a party thereto from time to time upon execution of a joinder in accordance with the terms thereof by any successor or assign to any party to such Registration and Stockholder Rights Agreement).

“Registration Statement” means any registration statement that PubCo is required to file pursuant to the Registration and Stockholder Rights Agreement.

“Regulatory Allocations” is defined in Section 5.2(i).

“Saks Warrant” means that certain Warrant to Purchase Shares of Class A Common Stock of PubCo, dated as of March 13, 2023, by and between Saks.com LLC, a Delaware limited liability company, and PubCo, as amended, restated, supplemented or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933.

“Specified Audit” is defined in Section 10.4(d).

“Stock Exchange Payment” means, with respect to any Exchange of Common Units for which a Stock Exchange Payment is elected by the Board, a number of shares of Class A Common Stock equal to the number of Common Units so exchanged.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Tax Advances” is defined in Section 10.5(a).

“Tax Amount” means, with respect to a Taxable Year commencing after the Effective Time (or, in the case of a Taxable Year that includes the Effective Time, the portion thereof after the Effective Time), the excess, if any, of (a) the product of (i) an amount, if positive, equal to the product of (A) the taxable income of the Company allocable to a Member pursuant to this LLC Agreement (taking into account corrective allocations made pursuant to Section 5.3(e)) with respect to the relevant Taxable Year (or portion thereof) (determined based upon a good faith estimate by the Board and updated to reflect the final Company tax returns filed for such Taxable Year, and, for purposes of this definition, (w) including adjustments to taxable income in respect of Section 704(c) of the Code, (x) excluding adjustments to taxable income in respect of Section 734 or 743(b) of the Code, (y) calculated as if allocations of such taxable income were, for such Taxable Year (or portion thereof), the sole source of income and loss for such Member, (or, as appropriate, of its direct or indirect partners or members), and (z) taking into account the carryover of items of loss, deduction and expense, including the utilization of any excess business interest expense under Code Section 163(j), previously allocated to such Member for a Taxable Year (or portion thereof) that begins after the Effective Time to the extent not previously taken into account for purposes of determining the Tax Amount for a Taxable Year (or portion thereof), times (B) one-fourth (1/4) in the case of the first quarter, one-half (1/2) in the case of the second quarter, three-fourths (3/4) in the case of the third quarter, and one (1) in the case of the fourth quarter times (ii) the Assumed Rate with respect to such Taxable Year (or portion thereof), over (b) the amount of distributions previously made to such Member pursuant to Section 6.2 with respect to such Taxable Year (or portion thereof) after the Effective Time.

“Tax Distribution Date” means April 10, June 10, September 10, and December 10 of each calendar year, which shall be adjusted by the Board as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable Law (but in no event shall the Board make adjustments such that there are more than four (4) Tax Distribution Dates in any calendar year); provided, however, that if a Tax Distribution Date in a given calendar year is not a Business Day, such Tax Distribution Date shall be the Business Day immediately prior to such date.

“Tax Distributions” is defined in Section 6.2.

“Tax Receivable Agreement” means that certain tax receivable agreement, dated as of February 10, 2022, by and among PubCo, the Company, and the other parties thereto.

“Taxable Year” means the Company’s taxable year for U.S. federal income tax purposes, which shall end on December 31 of each calendar year unless otherwise required by applicable Law.

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition, or legally binding agreement to undertake any of the foregoing, by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether by operation of law or otherwise), or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided that any such indirect pledge, encumbrance or hypothecation that does not provide the counterparty thereto the right to take direct possession, as the holder of record, of any Units shall not be considered a “Transfer” for purposes of this LLC Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Undertaking” is defined in Section 7.6(b).

“Units” means the Common Units, any other Equity Securities of the Company, and any rights to payments as a holder of any of the foregoing, but excluding any rights under any court-authorized charging order.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock, with respect to measurement periods (or portions thereof) following the Effective Time, on the New York Stock Exchange or such other principal United States securities exchange on which the shares of Class A Common Stock, as applicable, are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or the equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by PubCo); provided, however, that if at any time for purposes of the Class A 5-Day VWAP, shares of Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Appraiser FMV of one (1) share of Class A Common Stock (or such other Equity Security into which the Class A Common Stock was converted or exchanged).

Section 1.2          Interpretive Provisions. For all purposes of this LLC Agreement, except as otherwise provided in this LLC Agreement or unless the context otherwise requires:

(a)            the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;

(b)            an accounting term not otherwise defined in this LLC Agreement has the meaning assigned to it under GAAP;

(c)            all references to currency, monetary values and dollars set forth in this LLC Agreement shall mean United States (U.S.) dollars and all payments under this LLC Agreement shall be made in United States dollars;

(d)            when a reference is made in this LLC Agreement to an Article, Section, clause, Exhibit or Schedule, such reference is to an Article, Section or clause of, or an Exhibit or Schedule to, this LLC Agreement unless otherwise indicated;

(e)            whenever the words “include”, “includes” or “including” are used in this LLC Agreement, they shall be deemed to be followed by the words “without limitation”;

(f)            “or” is not exclusive;

(g)            pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;

(h)            references in this LLC Agreement to any Law shall be deemed also to refer to such Law, any amendments thereto, any successor provisions thereof, and all rules and regulations promulgated thereunder; and

(i)              the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this LLC Agreement, refer to this LLC Agreement as a whole and not to any particular provision of this LLC Agreement.

ARTICLE II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1          Formation. The Company shall continue its existence as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this LLC Agreement.

Section 2.2          Filing. The Company’s certificate of formation was filed with the Secretary of State of the State of Delaware by an “authorized person” of the Company in accordance with the Act. Each Manager is hereby designated as an “authorized person” of the Company within the meaning of the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the operation of a limited liability company in all states and counties in which the Company may conduct business.

Section 2.3          Name. The name of the Company is “Inspirato LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Board, under any other name.

Section 2.4          Registered Office: Registered Agent. The location of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Company’s Certificate of Formation, or at such other place as the Board may select from time to time in accordance with Act. The name and address for service of process on the Company in the State of Delaware shall be the registered agent named in the Company’s Certificate of Formation, or such other qualified Person and address as the Board may designate from time to time in accordance with the Act.

Section 2.5          Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Board from time to time.

Section 2.6          Purpose; Powers. The nature of the business or purposes to be conducted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.7          Term. The term of the Company commenced on the date of filing of the certificate of formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XI.

Section 2.8          Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and applicable state and local income and franchise tax purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax, financial and other reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action inconsistent with the intent of the Parties set forth in this Section 2.8. No election (including an entity classification election for the Company) contrary to the intent of the Parties as set forth in this Section 2.8 shall be made by the Company or any Member, and the Company shall not convert into or merge into (with the Company not being the surviving entity in such merger) an entity treated as a corporation for U.S. federal or applicable state and local income or franchise tax purposes. Notwithstanding anything to the contrary set forth in this Section 2.8, this Section 2.8 shall not prevent the Company from entering into or consummating any transaction which constitutes a Change of Control to the extent such transaction is duly authorized by the Board in accordance with this LLC Agreement, subject to the rights set forth in the Tax Receivable Agreement, if any, applicable to such transaction.

ARTICLE III
TRANSACTIONS RELATED TO THE BUSINESS COMBINATION AGREEMENT

Section 3.1          Transactions That Occurred Prior to the Business Combination Agreement Transactions. Immediately upon the Ninth LLCA Effective Time and in any event, prior to the Blocker Effective Time, the following transactions were consummated in the order set forth below: (a) at the Ninth LLCA Effective Time, the admission of PubCo as a Member, pursuant to the terms of the Existing LLC Agreement, (b) at the Ninth LLCA Effective Time, the conversion of each Unit (as defined in the Eighth A&R LLC Agreement) held by the Ninth LLCA Existing Members into the number of Common Units listed opposite such Ninth LLCA Existing Member’s name on Exhibit A-1 to the Existing LLC Agreement; and (c) immediately following the effectiveness of (a) and (b) above, the redemption of Common Units held by certain of the Ninth LLCA Existing Members pursuant to Section 4.1(h) of the Existing LLC Agreement.

Section 3.2          Business Combination Agreement Transactions. Pursuant to the terms of the Business Combination Agreement and for the consideration set forth in the Business Combination Agreement, as of the Effective Time, Company Merger Sub merged with and into the Company, with the Company continuing as the surviving entity and a Subsidiary of PubCo. Following the consummation of the transactions contemplated by the Business Combination Agreement, at the Effective Time, PubCo and each of its wholly owned Subsidiaries were issued the number of Common Units set forth next to its name on Exhibit A to the Existing LLC Agreement under the heading “Effective Time Common Units” and each such wholly owned Subsidiary of PubCo was admitted as a Member, the Common Units held by each Continuing Member as of immediately prior to the Effective Time were cancelled pursuant to the Business Combination Agreement, and each Continuing Member was issued the number of Common Units, as applicable, set forth next to each such Member’s name on Exhibit A to the Existing LLC Agreement under the heading “Effective Time Common Units” in exchange for the limited liability company interests in the Company held by such Continuing Members immediately prior to the Effective Time, and each such Continuing Member continued as a member of the Company, all without the action of any other Person. The total number of Common Units held by the Continuing Members, PubCo and each of PubCo’s wholly owned Subsidiaries as of the Effective Time, including following the consummation of the transactions described in Section 3.1, was set forth next to each such Member’s name on Exhibit A to the Existing LLC Agreement. The number of shares of Class V Common Stock held by each Member (other than PubCo) shall equal to the number of Common Units held by such Member after the Effective Time.

ARTICLE IV
OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1          Authorized Units; General Provisions with Respect to Units.

(a)            Units. Subject to the provisions of this LLC Agreement, the Company shall be authorized to issue from time to time such number of Common Units and other Equity Securities as the Board shall determine in accordance with and subject to the restrictions in this Section 4.1 and Section 4.3. Subject to this Section 4.1 and Section 4.3, each authorized Unit may be issued pursuant to such agreements as the Board shall approve, including pursuant to warrants, options, or other rights or property to acquire Units or that may be converted into Units. The Company may reissue any Units that have been repurchased or acquired by the Company; provided that any such issuance, and the admission of any Person as a Member in connection therewith, is otherwise made in accordance with and subject to the restrictions in this LLC Agreement. The Units shall be uncertificated. The Company shall not, and the Board shall not cause the Company to, issue any Units if such issuance would violate the provisions of Section 9.1(c), mutatis mutandis, if the Company were Transferor and the recipient of such Units were transferee.

(b)            Outstanding Units. Each Existing Member previously was admitted as a Member and shall continue as a Member of the Company at the LLCA Effective Time. Except as otherwise provided in this LLC Agreement, each outstanding Common Unit shall be identical to each other Common Unit.

(c)            Schedule of Members. The Company shall maintain a schedule, appended hereto as Exhibit A (as updated and amended from time to time in accordance with the terms of this LLC Agreement and current as of the date set forth therein), which shall include: (i) the name and address of each Member and (ii) the aggregate number of and type of Units issued and outstanding and held by each Member.

(d)            [Reserved].

(e)            New PubCo Issuances.

(i)            Subject to Section 4.6 and Section 4.1(e)(ii), if, at any time after the LLCA Effective Time, PubCo issues shares of its Class A Common Stock, Class B Common Stock or any other Equity Security of PubCo (other than shares of Class V Common Stock), (x) the Company shall concurrently issue to PubCo an equal number of Common Units (if PubCo issues shares of Class A Common Stock or Class B Common Stock), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by PubCo (if PubCo issues Equity Securities other than Class A Common Stock or Class B Common Stock), and with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo so issued and (y) PubCo shall concurrently contribute to the Company the net proceeds or other property received by PubCo, if any, for such shares of Class A Common Stock, Class B Common Stock or other Equity Securities.

(ii)           Notwithstanding anything to the contrary contained in Section 4.1(e)(i) or Section 4.1(e)(iii), this Section 4.1(e) shall not apply to (x) the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Common Units for Class A Common Stock, such Class A Common Stock shall be issued together with a corresponding right under such plan) or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (iii) below, as applicable).

(iii)          In the event any outstanding Equity Security of PubCo is exercised or otherwise converted and, as a result, any shares of Class A Common Stock, Class B Common Stock or other Equity Securities of PubCo are issued (including as a result of the exercise of PubCo Warrants or the Saks Warrant), (x) the corresponding Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Common Units or equivalent Equity Securities of the Company shall be issued to PubCo as required by the first sentence of Section 4.1(e)(i), and (z) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo from any such exercise or conversion.

(f)            PubCo Debt Issuance. If at any time PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) issues Debt Securities, PubCo or such Subsidiary shall transfer to the Company the net proceeds received by PubCo or such Subsidiary, as applicable, in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(g)            New Company Issuances. Except pursuant to Section 4.6, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers an equal number of newly-issued shares of Class A Common Stock or Class B Common Stock (or relevant Equity Security of such Subsidiary) to another Person or Persons, and (ii) such issuance is in accordance with Section 4.1(e), and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers, to another Person or Persons, an equal number of newly-issued shares of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company, and (ii) such issuance is in accordance with Section 4.1(e).

(h)            Repurchases and Redemptions.

(i)            Immediately following the Ninth LLCA Effective Time, and in any event prior to the Blocker Effective Time (the “Redemption Time”), subject to assets of the Company being legally available therefor, all outstanding Common Units held by any Ninth LLCA Member who held Common Units with an aggregate fair value, determined based on the Per Unit Unitholder Merger Consideration multiplied by the number of Common Units held by such Ninth LLCA Member, equal to or less than $1.00 that had not executed and delivered a Redemption Agreement (each, a “Redemption Member”) were automatically redeemed by the Company (the “Automatic Redemption”), and such Ninth LLCA Member was entitled to receive a cash payment in an amount equal to the Per Unit Unitholder Merger Consideration multiplied by the number of Common Units redeemed (with respect to each such Ninth LLCA Member, such Ninth LLCA Member’s “Redemption Payment”). As soon as practicable after the Automatic Redemption, the Company delivered, or caused to be delivered, to each Redemption Member the Redemption Payment to which such Redemption Member was entitled in exchange for such redeemed Common Units, without interest. As of the Redemption Time, each Redemption Member (w) automatically ceased to be a Member of the Company, (x) had no further rights as a Member under the Existing LLC Agreement or the Business Combination Agreement, (y) had no rights under (and no rights to become a party to) the Tax Receivable Agreement and (z) had only the right to receive the Redemption Payment for which such Redemption Member’s Common Units were redeemed, without interest. From and after the Automatic Redemption, the Company was entitled to treat any certificates and book-entry interests representing the Common Units to be redeemed pursuant to Section 4.1(h)(i) of the Existing LLC Agreement as redeemed and cancelled, notwithstanding the failure of the holder thereof to surrender such certificates or book-entry interests and without any further action by or on behalf of the Company or such holder.

(ii)           Subject to Section 4.1(h)(iii), following the Effective Time, PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) shares of Class A Common Stock or Class B Common Stock pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) and, substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from PubCo or such Subsidiary an equal number of Common Units for the same price per security, if any, or (B) any other Equity Securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) and, substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for the same price per security, if any.

(iii)          In the event that a tender offer, share exchange offer, or take-over bid or similar transaction with respect to Class A Common Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders at any time following the Effective Time, the holders of Common Units (other than PubCo and its wholly-owned Subsidiaries) shall be permitted to participate in such PubCo Offer by delivery of an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such PubCo Offer or such other time or upon the happening of such event as may be specified therein (and, for the avoidance of doubt, shall be contingent upon such PubCo Offer and not be effective if such PubCo Offer is not consummated)). In the case of a PubCo Offer proposed by PubCo, PubCo shall use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of Common Units to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence (and without limiting the ability of any Member holding Common Units to consummate an Exchange at any time pursuant to the terms of this LLC Agreement), the Board shall use its reasonable best efforts to ensure that such holders of Common Units may participate in such PubCo Offer without being required to Exchange their Common Units and cancel their shares of Class V Common Stock, as the case may be, (or, if so required, to ensure that any such Exchange and cancelation shall be effective only upon or immediately prior to, and shall be conditional upon, the closing of the transactions contemplated by the PubCo Offer). For the avoidance of doubt, in no event shall such holders of Common Units be entitled to receive in such PubCo Offer aggregate consideration for each Common Unit and share of Class V Common Stock, taken together, that is greater than or less than the consideration payable in respect of each share of Class A Common Stock in connection with such PubCo Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

(iv)          Following the Effective Time, the Company may not redeem, repurchase or otherwise acquire (x) any Common Units from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) an equal number of shares of Class A Common Stock and/or Class B Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a PubCo Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the PubCo Board) for the same price per security an equal number of Equity Securities of PubCo (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary.

(v)           Notwithstanding the foregoing clauses (i) through (iv), to the extent that any consideration payable by PubCo in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock, Class B Common Stock or other Equity Securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) consists (in whole or in part) of shares of Class A Common Stock, Class B Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under PubCo’s employee benefit plans for which there is no corresponding Common Units or other Equity Securities of the Company, then the redemption, repurchase or acquisition of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(i)            Equity Subdivisions and Combinations.

(i)            From and after the Effective Time, the Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock or other related class or series of Equity Security of PubCo, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and PubCo.

(ii)           Except in accordance with Section 4.6(c), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock or any other class or series of Equity Security of PubCo, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and PubCo.

(j)            General Authority. For the avoidance of doubt, but subject to Sections 4.1(a), (e), (g), (h) and (i) and Section 4.3, after the Effective Time, the Company (and the Board on behalf of the Company) and PubCo shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between (i) the number of Common Units owned by PubCo, directly or indirectly, and the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, and (ii) the number of outstanding shares of Class V Common Stock held by any Person (other than PubCo and its wholly-owned Subsidiaries) and the number of Common Units held by such Person disregarding, for purposes of maintaining the one-to-one ratios in clauses (i) and (ii), (A) options, rights or securities of PubCo issued under any plan involving the issuance of any Equity Securities that are convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by PubCo that are convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock (but in each case prior to such conversion or exchange).

Section 4.2          Capital Contributions. Except as otherwise set forth in this LLC Agreement, no Member shall be required to make additional Capital Contributions to the Company.

Section 4.3          Issuance of Additional Units. Subject to the terms and conditions of this LLC Agreement (including Section 4.1 and this Section 4.3), the Board shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Board (a) additional Common Units or Equity Securities in the Company having such rights, preferences and privileges as determined by the Board, which rights, preferences and privileges may be senior to the Units, and (b) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided that at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person other than PubCo or then-existing Members unless such Person shall have executed a counterpart to this LLC Agreement and all other documents, agreements or instruments deemed necessary or desirable as determined in good faith by the Board. Upon any such issuance and execution, (a) such Person shall be admitted as a Member of the Company, and (b) the Board or the Officers shall update the Company’s books and records and amend Exhibit A to reflect such issuance. Subject to Section 4.1, this Section 4.3 and Section 12.1, the Board is hereby authorized to amend this LLC Agreement to set forth the designations, preferences, rights, powers and duties of such additional Common Units or other Equity Securities in the Company authorized or issued pursuant to this Section 4.3.

Section 4.4          Capital Accounts. A Capital Account shall be maintained by the Company for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this LLC Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this LLC Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.6(i)), the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l). This Section 4.4 and other provisions of this LLC Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations promulgated under Code Section 704(b), including Treasury Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In determining the amount of any Liability for purposes of calculating Capital Accounts, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations. The Members’ Capital Accounts will normally be adjusted on an annual or other periodic basis as determined by the Board, but the Capital Accounts may be adjusted more often if a new Member is admitted to the Company or if circumstances otherwise make it advisable in the judgment of the Board.

Section 4.5          Other Matters Regarding Capital Contributions.

(a)            The Company shall not be obligated to repay any Capital Contributions of any Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b)            No Member shall receive any interest, salary, compensation or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.9 or other provisions of this LLC Agreement.

(c) A Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.

Section 4.6          Exchange of Common Units.

(a)            Exchange Procedures.

(i)            Each Member (other than PubCo and its wholly-owned Subsidiaries) shall be entitled to cause the Company to redeem (an “Exchange”) its Common Units (excluding, for the avoidance of doubt, any Common Units that are subject to vesting conditions or rights of repurchase or risk of forfeiture, or are subject to Transfer limitations pursuant to this LLC Agreement or any other agreement) in whole or in part (the “Exchange Right”) from time to time following the end of the Lock-Up Period and the waiver or expiration of any contractual lock-up period relating to the shares of PubCo that may be applicable to such Member. A Member desiring to exercise its Exchange Right (each, an “Exchanging Member”) shall exercise such right by giving written notice (the “Exchange Notice”) to the Company, with a copy to PubCo, which Exchange Notice shall be in the form set forth on Exhibit B, shall include all information required to be included therein, and may be submitted on any Business Day that is not during an Exchange Blackout Period (if applicable to such Exchanging Member), if (A) the applicable Exchange is in connection with a Permitted Exchange Event or (B) the Company meets the requirements of the Private Placement Safe Harbor (each of (A) and (B), an “Unrestricted Exchange”), or, in any case other than an Unrestricted Exchange, during the Quarterly Exchange Notice Period preceding the desired Exchange Date. In the event that an Exchange is being exercised in order to participate in a Piggyback Registration, the Exchange Notice Date shall be prior to the expiration of the time period in which a holder of securities is required to notify PubCo that it wishes to participate in such Piggyback Registration in accordance with Section 2.2 of the Registration and Stockholder Rights Agreement. The Exchange Notice shall specify the number of Common Units (subject, in the case of an Exchange that is not an Unrestricted Exchange, to the Minimum Exchange Amount, it being understood that a Member may specify in its Exchange Notice a number of Common Units in excess of the Minimum Exchange Amount) (the “Exchanged Units”) that the Exchanging Member intends to have the Company redeem and either (X) with respect to any Unrestricted Exchange, a date not less than three (3) Business Days nor more than ten (10) Business Days after the delivery of such Exchange Notice (unless, and to the extent, that the Board in its sole discretion agrees in writing to waive such time periods), or (Y) in any other case, the Quarterly Exchange Date, which date in each case shall be the date on which the exercise of the Exchange Right shall be completed (as applicable, the “Exchange Date”); provided, that solely with respect to Unrestricted Exchanges, the Company, PubCo and the Exchanging Member may change the number of Exchanged Units and/or the Exchange Date specified in such Exchange Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that the Company and PubCo shall not be required to comply with an Exchange Notice delivered in connection with an Exchange that is not an Unrestricted Exchange if such Exchange Notice does not comply with the Minimum Exchange Amount (and such Exchange Notice shall be deemed null and void ab initio and ineffective with respect to the Exchange specified therein); provided, further, that any Exchange that is an Unrestricted Exchange may be conditioned (including as to timing) by the Exchanging Member (in the Exchanging Member’s sole discretion) on (i) PubCo and/or the Exchanging Member having entered into a valid and binding agreement with a third party for the sale of shares of Class A Common Stock that may be issued in connection with such proposed Exchange (whether in a tender or exchange offer, private sale or otherwise) and such agreement is subject to customary closing conditions for agreements of this kind and the delivery of the Class A Common Stock by PubCo or the Exchanging Member, as applicable, to such third party, (ii) the closing of an announced merger, consolidation or other transaction or event in which the shares of Class A Common Stock that may be issued in connection with such proposed Exchange would be exchanged or converted or become exchangeable or convertible into cash or other securities or property and/or (iii) the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Exchange; provided, further, that if PubCo closes an underwritten distribution of the shares of Class A Common Stock and the Members (other than, or in addition to, PubCo) were entitled to resell shares of Class A Common Stock in connection therewith (by the exercise by such Members of the Exchange Right for the applicable Stock Exchange Payment or otherwise) (a “Secondary Offering”), then, except as provided in the following proviso, the immediately succeeding Quarterly Exchange Date shall be automatically cancelled and of no force or effect (and no Member shall be entitled to exercise its Exchange Right or deliver a Quarterly Exchange Date Notice with respect to a redemption that is not an Unrestricted Exchange in respect of such Quarterly Exchange Date); provided, further that the Company may effect an Exchange if the Board determines (in its sole discretion, but subject to PubCo’s rights under Section 4.6(h)), after consultation with its legal counsel and tax advisors, that such Exchange, together with any other Exchanges that have occurred or are expected to occur, would not be reasonably likely to result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in this LLC Agreement or the Registration and Stockholder Rights Agreement, (a) for so long as the Company does not meet the requirements of the Private Placement Safe Harbor, any such Secondary Offering (other than pursuant to which all Exchanges are Unrestricted Exchanges) shall only be undertaken if, during the applicable Taxable Year, the total number of Quarterly Exchange Dates and prior Secondary Offerings (other than any pursuant to which all Exchanges are Unrestricted Exchanges) on which Exchanges occur is three (3) or fewer and (b) the Company and PubCo shall not be deemed to have failed to comply with their respective obligations under the Registration and Stockholder Rights Agreement if a Secondary Offering cannot be undertaken due to the restriction set forth in the preceding clause (a). Subject to Section 4.6(f) and unless the Exchanging Member timely has retracted or delayed an Exchange as provided in Section 4.6(a)(iii) or Section 4.6(a)(iv), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date):

(A)            the Exchanging Member shall transfer and surrender, free and clear of all liens and encumbrances (x) the Exchanged Units to the Company, and (y) a number of shares of Class V Common Stock equal to the number of Exchanged Units to PubCo to the extent applicable;

(B)            the Company shall (x) cancel the Exchanged Units, (y) transfer to the Exchanging Member the consideration to which the Exchanging Member is entitled under Section 4.6(b), and (z) if the Units are certificated, issue to the Exchanging Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Exchanging Member pursuant to clause (A) of this Section 4.6(a)(i) and the Exchanged Units; and

(C)            PubCo shall cancel for no consideration the shares of Class V Common Stock (and PubCo shall take all actions necessary to retire such shares transferred to PubCo and such shares shall not be re-issued by PubCo) upon a transfer of such shares of Class V Common Stock that were Transferred pursuant to Section 4.6(a)(i)(A)(y), above.

(ii)           Within three (3) Business Days of the giving of an Exchange Notice, the Board may elect to settle all or a portion of the Exchange in cash in an amount equal to the Cash Exchange Payment (in lieu of shares of Class A Common Stock), exercisable by giving written notice of such election to the Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Common Units subject to the Exchange which shall be exchanged for cash in lieu of Class A Common Stock. To the extent such Exchange relates to the exercise of the Exchanging Member’s registration rights under Article II of the Registration and Stockholder Rights Agreement, PubCo and the Company shall cooperate in good faith with such Exchanging Member to exercise such Exchange in a manner which preserves such Exchanging Member’s rights thereunder. At any time following the giving of a Cash Exchange Notice and prior to the Exchange Date, the Board may elect (exercisable by giving written notice of such election to the Exchanging Member) to revoke the Cash Exchange Notice with respect to all or any portion of the Exchanged Units and make the Stock Exchange Payment with respect to any such Exchanged Units on the Exchange Date.

(iii)          In the event the Board does not timely give a Cash Exchange Notice (or revokes a Cash Exchange Notice in accordance with the foregoing clause (ii)) in connection with an exchange that is an Unrestricted Exchange, the Exchanging Member may, if and only if any Exchange Condition exists, elect to (x) retract its Exchange Notice or (y) delay the consummation of an Exchange, in each case, exercisable by giving written notice of such election to the Company within two (2) Business Days of the occurrence of an Exchange Condition and in any event no later than one (1) Business Day prior to the Exchange Date (such notice under clause (y), an “Exchange Delay Notice”); provided that any such notice must specify the particular Exchange Condition giving rise to such election. The giving of any notice pursuant to clause (x) shall terminate all of the Exchanging Member’s and Company’s rights and obligations under this Section 4.6 arising from such retracted Exchange Notice, but shall not count against the maximum number of Exchanges that an Exchanging Member may effect in a calendar quarter.

(iv)          Subject to the last two sentences of this Section 4.6(a)(iv), if, in the case of an Exchange that is not an Unrestricted Exchange, an Exchanging Member desires to revoke its Exchange Notice, such Exchanging Member shall give written notice of such election to the Board no later than three (3) Business Days prior to the Exchange Date. Such notice of revocation may be accepted or refused in the sole discretion of the Board. If such notice of revocation is delivered timely and accepted by the Board, such notice under this Section 4.6(a)(iv) shall terminate all of the Exchanging Member’s, Company’s and PubCo’s rights and obligations under this Section 4.6 arising from the Exchange Notice. An Exchanging Member may only revoke an Exchange under this Section 4.6(a)(iv) once in every twelve (12)-month period (and any additional notice purporting to revoke an Exchange shall be deemed null and void ab initio, without any action by or on behalf of the Company or the Board, and ineffective with respect to the revocation of the Exchange specified therein). An Exchanging Member who successfully revoked an Exchange under this Section 4.6(a)(iv) may not participate in the Exchange to occur on the next Quarterly Exchange Date immediately following the Quarterly Exchange Date with respect to which such notice of revocation pertains.

(v)           In the event of a Continuing Member COC, the Board may elect, pursuant to a written notice given to the Members (other than PubCo and its wholly-owned Subsidiaries) at least thirty (30) days prior to the consummation of a Continuing Member COC (a “COC Notice”), to require each such Member to effect an Exchange with respect to any portion of such Member’s Common Units (together with the surrender and cancellation of the corresponding number of outstanding shares of Class V Common Stock held by such Member) (any such exchange, a “COC Exchange”) which shall be effective immediately prior to the consummation of the Continuing Member COC (but such Exchange shall be conditioned on the consummation of such Continuing Member COC, and shall not be effective if such Continuing Member COC is not consummated) (the “COC Exchange Date”). In connection with a COC Exchange, such Exchange shall be settled (including, if PubCo elects by delivery of a COC Notice, directly by PubCo) (x) with the Stock Exchange Payment with respect to the Common Units subject to the COC Exchange or (y) in cash or property, so long as in each case each such Member receives the identical consideration, on a per Unit basis, that the holder of a share of Class A Common Stock would receive in connection with such Continuing Member COC.

(vi)          For purposes of this Section 4.6 (and defined terms and provisions related thereto), all decisions, determinations, elections and other actions to be taken by the Board or PubCo shall require the approval of the Disinterested Majority.

(b)            Exchange Payment. The Exchange shall be consummated on the Exchange Date. Unless PubCo has exercised its PubCo Call Right pursuant to Section 4.6(f), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date or such other time prior to the Exchange Date as PubCo may reasonably determine) (i) PubCo shall contribute to the Company for delivery to the Exchanging Member (x) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (y) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer and surrender the Exchanged Units to the Company, free and clear of all liens and encumbrances, (iii) the Company shall issue to PubCo a number of Common Units equal to the number of Common Units surrendered pursuant to clause (ii), (iv) solely to the extent necessary in connection with an Exchange, PubCo shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Stock to maintain a one-to-one ratio between the number of Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock, taking into account the issuance in clause (iii), any Stock Exchange Payment, and any other action taken in connection with this Section 4.6, (v) the Company shall (x) cancel the redeemed Common Units which were Exchanged Units held by the Exchanging Member and (y) transfer to the Exchanging Member the Cash Exchange Payment and/or the Stock Exchange Payment, as applicable, and (vi) PubCo shall cancel the surrendered shares of Class V Common Stock. On or prior to the Exchange Date, and as a condition to the Exchange, the Exchanging Member shall make any applicable Certificate Delivery. Upon the Exchange of all of a Member’s Units, such Member shall cease to be a Member of the Company.

(c)            Splits, Distributions and Reclassifications. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, this Section 4.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Section 4.6(c) is intended to preserve the intended economic effect of Section 4.1 and this Section 4.6 and to put each Member in the same economic position, to the greatest extent possible, with respect to Exchanges as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

(d)            PubCo Covenants. PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Exchange of all outstanding Common Units (other than those Common Units held by PubCo or any Subsidiary of PubCo); provided that nothing contained in this LLC Agreement shall be construed to preclude PubCo from satisfying its obligations with respect to an Exchange by delivery of a Cash Exchange Payment or shares of Class A Common Stock that are held in treasury of PubCo. PubCo covenants that all shares of Class A Common Stock that shall be issued upon an Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances. In addition, for so long as the shares of Class A Common Stock are listed on a stock exchange or automated or electronic quotation system, PubCo shall cause all shares of Class A Common Stock issued upon an Exchange to be listed on such stock exchange or automated or electronic quotation system at the time of such issuance. For purposes of this Section 4.6(d), references to the “Class A Common Stock” shall be deemed to include any Equity Securities issued or issuable as a result of any reclassification, combination, subdivision or similar transaction of the Class A Common Stock that any Member would be entitled to receive pursuant to Section 4.6(c).

(e)            Exchange Taxes. The issuance of shares of Class A Common Stock upon an Exchange shall be made without charge to the Exchanging Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the Exchanging Member (subject to the restrictions in Article IX), then the Person or Persons in whose name the shares are to be issued shall pay to PubCo the amount of any additional tax that may be payable in respect of any Transfer involved in such issuance in excess of the amount otherwise due if such shares were issued in the name of the Exchanging Member or shall establish to the satisfaction of PubCo that such additional tax has been paid or is not payable.

(f)            PubCo Call Rights. Notwithstanding anything to the contrary contained in this Section 4.6, with respect to any Exchange Notice or COC Notice, an Exchanging Member shall be deemed to have offered to sell its Exchanged Units as described in any Exchange Notice directly to PubCo (rather than to the Company), and PubCo may, by delivery of a written notice to the Exchanging Member no later than three (3) Business Days following the giving of an Exchange Notice, in accordance with, and subject to the terms of, this Section 4.6(f) (such notice, a “PubCo Call Notice”), elect to purchase directly and acquire such Exchanged Units on the Exchange Date by paying to the Exchanging Member (or such other Person specified in the Exchange Notice) the Stock Exchange Payment and/or the Cash Exchange Payment, whereupon PubCo shall acquire the Exchanged Units on the Exchange Date and be treated for all purposes of this LLC Agreement as the owner of such Common Units. Except as otherwise provided in this Section 4.6(f), an exercise of the PubCo Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if PubCo had not given a PubCo Call Notice, in each case as relevant, including that Section 4.6(a)(ii) shall apply mutatis mutandis and that clauses (iv) and (vi) of Section 4.6(b) shall apply (notwithstanding that the other clauses thereof do not apply).

(g)            Distribution Rights. No Exchange shall impair the right of the Exchanging Member to receive any distributions payable on the Common Units redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. No Exchanging Member, or a Person designated by an Exchanging Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Common Units redeemed by the Company from such Exchanging Member and on shares of Class A Common Stock received by such Exchanging Member, or other Person so designated, if applicable, in such Exchange.

(h)            Exchange Restrictions. The Board may, or upon PubCo’s written request to the Board in accordance with this Section 4.6(h) the Board shall, impose additional limitations and restrictions on Exchanges (including limiting Exchanges or creating priority procedures for Exchanges) to the extent that the Board or PubCo, as applicable, reasonably determines in good faith that such limitations and restrictions are necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(i)            Tax Matters. In connection with any Exchange or COC Notice, the Exchanging Member shall, to the extent it is legally able to do so, deliver to PubCo or the Company, as applicable, a certificate, dated as of the Exchange Date and sworn under penalties of perjury, in a form reasonably acceptable to PubCo or the Company, as applicable, certifying as to such Exchanging Member’s taxpayer identification number and that such Exchanging Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable Law) (such certificate a “Non-Foreign Person Certificate”). If an Exchanging Member is unable to provide a Non-Foreign Person Certificate in connection with an Exchange, then the Company shall, to the extent it is legally entitled to do so, deliver to PubCo such certificates as the Board determines to permit the Company and PubCo to comply with Sections 1445 and 1446(f) of the Code, and PubCo or the Company, as applicable, shall be permitted to withhold on the amount realized by such Exchanging Partner in respect of such Exchange as provided in Section 1445 and/or Section 1446(f) of the Code and Treasury Regulations thereunder and consistent with the certificate provided pursuant to this sentence, as applicable. For U.S. federal and applicable state and local income tax purposes, each of the Exchanging Member, the Company and PubCo agree to treat each Exchange as a sale by the Exchanging Member of the Exchanging Member’s Common Units (together with an equal number of shares of Class V Common Stock, which shares will be allocated par value) to PubCo in exchange for the payment by PubCo of (A) the Stock Exchange Payment, the Cash Exchange Payment, or other applicable consideration to the Exchanging Member and (B) corresponding payments under the Tax Receivable Agreement.

(j)            Representations and Warranties. In connection with any Exchange or exercise of a PubCo Call Right, (i) upon the acceptance of the Class A Common Stock or an amount of cash equal to the Cash Exchange Payment, the Exchanging Member shall represent and warrant that the Exchanging Member is the owner of the number of Common Units that the Exchanging Member is electing to Exchange and that such Common Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by this LLC Agreement, the charter and governing documents of PubCo and applicable Law), and (ii) if the Board elects a Stock Exchange Payment, the Company shall represent that (A) the shares of Class A Common Stock issued to the Exchanging Member in settlement of the Stock Exchange Payment are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance in all material respects with applicable securities laws, and (B) the issuance of such shares of Class A Common Stock issued to the Exchanging Member in settlement of the Stock Exchange Payment does not conflict with or result in any breach of the organizational documents of PubCo.

Section 4.7          Representations and Warranties of the Members. Each Member who acquires Units after the LLCA Effective Time severally (and not jointly) represents and warrants to the Company and each other Member as of the date of such Member’s admittance to the Company and as of each subsequent date that such Member acquires any additional Units (other than, in the case of acquisition of additional Units, Section 4.7(b) to the extent any conflict under Section 4.7(b) is related to the occurrence of a Change of Control resulting from such acquisition) that:

(a)            Organization; Authority.

(i)            To the extent it is not a natural person, (x) it is duly formed, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its formation, and if required by Law is duly qualified to conduct business and is in good standing in the jurisdiction of its principal place of business (if not formed in such jurisdiction), and (y) has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and deliver this LLC Agreement and to perform its obligations under this LLC Agreement and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this LLC Agreement by that Member have been duly taken.

(ii)           It has duly executed and delivered this LLC Agreement, and this LLC Agreement is enforceable against such Member in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

(b)            Non-Contravention.

(i)            Its authorization, execution, delivery, and performance of this LLC Agreement does not breach or conflict with or constitute a default under (x) such Member’s charter or other governing documents to the extent it is not a natural person, (y) any material obligation under any other material agreement to which that Member is a party or by which it is bound or (z) applicable Law.

(ii)           No governmental, administrative or other material third party consents or approvals are required or necessary on the part of it in connection with its admittance as a Member or its ownership of its Units.

(c)            Due Inquiry.

(i)            It has had, prior to the execution and delivery of this LLC Agreement, the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained, and received all such information about the Company and the Units as it has requested.

(ii)           In determining whether to enter into this LLC Agreement in respect of its Units, it has relied solely on its own knowledge and understanding of the Company and its business based upon its own due diligence investigation and the information furnished pursuant to this clause (c) and it has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or prospects;

(d)            Purpose of Investment. It is acquiring and holding its Units solely for investment purposes, for its own account and not for the account or benefit of any other Person and not with a view towards the distribution or dissemination thereof, did not decide to enter into this LLC Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act, and acknowledges and understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the offering of any Units;

(e)            Transfer Restrictions. To the extent applicable, it understands the Units are being Transferred in a transaction not involving a public offering within the meaning of the Securities Act and the Units will comprise “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act which shall not be sold, pledged, hypothecated or otherwise Transferred except in accordance with the terms of this LLC Agreement and applicable Law. It agrees that, if in the future it decides to offer, resell, pledge or otherwise Transfer any portion of its Units, such Units may be offered, resold, pledged or otherwise Transferred only pursuant to an effective Registration Statement under the Securities Act or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws, and as a condition precedent to any such Transfer, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company, and agrees, absent registration or an exemption with respect to its Units, not to resell any such Units.

(f)            Investor Status. It (i) has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of its investment for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur, (ii) is sophisticated in financial matters and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (iii) is, or is controlled by, an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and acknowledges the issuance of Units under this LLC Agreement is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state Law, and (iv) is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

ARTICLE V
ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1          Profits and Losses. After giving effect to the allocations under Section 5.2 and subject to Section 5.2 and Section 5.4, Profits and Losses (and, to the extent reasonably determined by the Board to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Taxable Year or other taxable period shall be allocated among the Members during such Taxable Year or other taxable period in a manner such that, after giving effect to all distributions through the end of such Taxable Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Member would receive pursuant to Section 11.3(b)(ii) if all assets of the Company on hand at the end of such Taxable Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 11.3(b)(ii), to the Members immediately after making such allocation, minus (b) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and (without duplication) the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

Section 5.2          Special Allocations.

(a)            Nonrecourse Deductions for any Taxable Year or other taxable period shall be specially allocated to the Members on a pro rata basis in accordance with the number of Common Units owned by each Member. The amount of Nonrecourse Deductions for a Taxable Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Taxable Year or other taxable period over the aggregate amount of any distributions during that Taxable Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(b)            Any Member Nonrecourse Deductions for any Taxable Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one (1) Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)            Notwithstanding any other provision of this LLC Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Taxable Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Taxable Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Taxable Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 5.2(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)            Notwithstanding any other provision of this LLC Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Taxable Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Taxable Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2 (d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 5.2(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)            Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Taxable Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

(f)            Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Taxable Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5.1 and Section 5.2 have been tentatively made as if this Section 5.2(f) were not in this LLC Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii) and shall be interpreted consistently therewith.

(g)            If any Member has a deficit balance in its Capital Account at the end of any Taxable Year or other taxable period that is in excess of the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in Section 5.1 and Section 5.2 have been made as if Section 5.2(f) and this Section 5.2(g) were not in this LLC Agreement.

(h)            To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1 (b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete or partial liquidation of such Member’s Units in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such Section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(i)            The allocations set forth in Sections 5.2(a) through 5.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. In general, the Members anticipate that this shall be accomplished by specially allocating other Profits and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero. This Section 5.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 5.3          Allocations for Tax Purposes in General.

(a)            Except as otherwise provided in this Section 5.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 5.1 and 5.2.

(b)            In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using (i) with respect to any such differences that exist at the Effective Time, the “traditional method” without curative allocations under Treasury Regulations Section 1.704-3(b) and (ii) with respect to any other such differences, any other permissible method or methods determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.

(c)            Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions and (ii) tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii), 1.704-1(b)(3)(iv), and 1.704-1(b)(4)(viii).

(d)            Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local income taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this LLC Agreement.

(e)            If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

(f)            Any adjustment to the adjusted tax basis of Company property pursuant to Code Section 743(b) resulting from a transfer of Units shall be handled in accordance with Treasury Regulations Section 1.743-1(j).

Section 5.4          Other Allocation Rules.

(a)            The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this LLC Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for U.S. federal and applicable state and local income tax purposes.

(b)            The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.4 and the allocations set forth in Sections 5.1, 5.2 and 5.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Board reasonably determines that the application of the provisions in Sections 4.4, 5.1, 5.2 or 5.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Board is authorized to make any appropriate adjustments to such provisions to the extent permitted by applicable Law, including to allocate properly items of income, gain, loss, deduction and credit to those Members who bear the economic burden or benefit associated therewith, or to otherwise cause the Members to achieve the economic objectives underlying this LLC Agreement and the Business Combination Agreement. The Board also shall (i) make any adjustments that it reasonably determines are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(iv)(g) and (ii) make any reasonable and appropriate modifications in the event unanticipated events would reasonably be expected to otherwise cause this LLC Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(c)            With regard to PubCo’s acquisition of the Common Units, Profits or Losses shall be allocated to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder. If during any Taxable Year there is any other change in any Member’s Units in the Company, the Board shall allocate the Profits or Losses to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder; provided, however, that such allocations may instead be made in another manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder and that is selected by the Board in its reasonable good faith discretion.

(d)            Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Board shall allocate such liabilities in such manner that complies with the Code and the Treasury Regulations thereunder and that the Board reasonably determines, in a manner intended to minimize any gain of the Members to the greatest extent possible under Section 731 of the Code.

ARTICLE VI
DISTRIBUTIONS

Section 6.1          Distributions.

(a)            Distributions.

(i)            To the extent permitted by applicable Law, distributions to Members may be declared by the Board out of Distributable Cash in such amounts, at such time and on such terms (including the payment dates of such distributions) as the Board shall determine using such record date as the Board may designate. All distributions made under this Section 6.1(a) shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 4.1(h) or payments made in accordance with Section 7.6 or Section 7.9 need not be on a pro rata basis, as long as such payments are otherwise made in accordance with the terms of this LLC Agreement) in accordance with each Member’s percentage interest in the Company as of the close of business on such record date; provided, that the Board shall have the obligation to make distributions as set forth in Section 6.2 and Section 11.3(b)(ii); provided, further, that notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of this Section 6.1(a) and Section 6.2, insolvent means the inability of the Company to meet its payment obligations when due.

(ii)           Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1(a), the Company shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b)            Successors. For purposes of determining the amount of distributions (including Tax Distributions), each Member shall be treated as having made the Capital Contributions made by, been allocated the net taxable income of the Company (in accordance with the definition of Tax Amount) allocated to, and received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c)            Distributions In-Kind. Except as otherwise provided in this LLC Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as reasonably determined by the Board. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value; provided that none of the following shall be a distribution for purposes of this LLC Agreement: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.1 and Section 5.2.

Section 6.2          Tax-Related Distributions. Effective upon the Effective Time, prior to making any other distributions under this LLC Agreement, on each Tax Distribution Date, unless prohibited by applicable Law, the Board shall cause the Company, from available cash, available borrowings and other funds legally available therefor, including legally made distributions from available cash of the Company’s Subsidiaries (taking into account any restrictions applicable to tax distributions contained in the Company’s or its Subsidiaries’ then applicable bank financing agreements by which the Company or its Subsidiaries are bound) (collectively, “Cash Available For Tax Distributions”) to make distributions of cash (each, a “Tax Distribution”) to the Members holding Common Units, pro rata in proportion to their respective number of Common Units in an amount such that the Member with the highest Tax Amount per Common Unit receives an amount equal to such Member’s Tax Amount; provided, that if the amount of Tax Distributions actually made with respect to a quarter or a Taxable Year is greater than or less than the Tax Distributions that would have been made under this Section 6.2 for such period based on subsequent tax information and assuming no limitations based on prohibitions under applicable Law, Cash Available For Tax Distributions, or insolvency under this Section 6.2 (such limitations, the “Liquidity Limitations”) (e.g., because the estimated Tax Distributions for a Taxable Year were greater than or less than the amount calculated based on actual taxable income for such Taxable Year or because such Tax Distribution would have rendered the Company insolvent (as defined in Section 6.1(a))), then, on subsequent Tax Distribution Dates, starting with the next Tax Distribution Date, and prior to any additional distributions pursuant to Section 6.1, the Board shall, subject to the Liquidity Limitations, cause the Company to adjust the next Tax Distribution and subsequent Tax Distributions downward (but not below zero) or upward (but in any event pro rata in proportion to the Members’ respective number of Common Units) to reflect such excess or shortfall; and provided, further, that notwithstanding any other provision in this LLC Agreement to the contrary, (A) Tax Distributions shall not be required to the extent any such distribution would violate the Act or render the Company insolvent (as defined in Section 6.1(a)), and (B) the Board shall not be required to cause the Company to make any Tax Distributions on any date other than a Tax Distribution Date. Notwithstanding anything to the contrary contained in this LLC Agreement, (a) the Board shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period; provided that no such adjustments shall be made that would have a material adverse effect on the Continuing Members without the Continuing Member Representative’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed), and (b) no Tax Distributions (or downward (but not below zero) or upward adjustment to any Tax Distributions) shall be made other than on a pro rata basis in proportion to the Members’ respective number of Common Units.

Section 6.3          Distribution Upon Withdrawal. No resigning Member shall be entitled to receive any distribution or the value of such Member’s Units in the Company as a result of resignation from the Company prior to the liquidation of the Company, except as provided in this LLC Agreement.

Section 6.4          Special Distributions to Facilitate Acquisitions. The Board shall be permitted to cause a distribution, loan or other transfer of cash by the Company or one or more of its Subsidiaries to be made solely to PubCo (or one of its Subsidiaries, other than the Company and its Subsidiaries) (such distribution, loan or other transfer satisfying the following proviso, an “M&A Distribution”); provided, however, that (i) each such distribution, loan or other transfer is (A) made at or following such time as the Board reasonably determines that a specific acquisition is reasonably likely to be consummated and (B) used solely to facilitate the consummation of an acquisition by PubCo or its Subsidiary (other than the Company and its Subsidiaries) within the time reasonably specified therefor by the Board at the time of such M&A Distribution (with any interest accrued thereon for the benefit of the Company), and (ii) PubCo or such Subsidiary (other than the Company and its Subsidiaries) (x) contributes (in the case of an M&A Distribution that was a distribution), (y) transfers in repayment of the applicable M&A Distribution that was a loan, or (z) sells solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, or causes to be contributed (in the case of an M&A Distribution that was a distribution), transferred in repayment of the applicable M&A Distribution that was a loan, or sold solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, as soon as practicable thereafter, to the Company or the applicable Subsidiary of the Company the assets directly or indirectly acquired with such distribution, loan or other transfer, as directed by the Board. If the M&A Distribution is not used solely to facilitate the consummation of an acquisition in accordance with the foregoing clause (i) within the time specified therefor by the Board, PubCo (or its Subsidiaries (other than the Company and its Subsidiaries) will contribute (in the case of an M&A Distribution that was a distribution), transfer in repayment of the applicable M&A Distribution that was a loan, or retransfer (in the case of an M&A Distribution that was not a distribution or a loan) the full amount of such M&A Distribution and any interest accrued thereon to the Company or the applicable Subsidiaries of the Company at or prior to 5:00 pm New York time on the applicable date. During any time period between the time of the M&A Distribution and the contribution, repayment or sale contemplated by the foregoing clause (ii) of the immediately foregoing sentence, PubCo (or its Subsidiary, as applicable) shall hold such cash, and operate any acquired assets, for the benefit of the Company. The number of Common Units held by PubCo and its Subsidiaries (other than the Company and its Subsidiaries) in the aggregate shall not change as a result of any M&A Distribution or the re-contribution, repayment or retransfer of such M&A Distribution (together with any interest accrued thereon) or contribution, repayment or sale of any assets directly or indirectly acquired with such M&A Distribution, in each case as described in this Section 6.4. For purposes of this LLC Agreement, the amount of any M&A Distribution that has not been repaid to the Company or the applicable Subsidiaries of the Company (including, to the extent an acquisition has been consummated with the proceeds of such M&A Distribution but the assets so acquired have not yet been contributed, repaid or sold to the Company or the applicable Subsidiaries of the Company as required hereby, the value of the assets so acquired) shall be treated as an asset owned by the Company or the applicable Subsidiaries of the Company and not by PubCo or its Subsidiaries (other than the Company and its Subsidiaries). To the extent that any fees, costs and expenses are incurred in connection with the pursuit of an acquisition described in this Section 6.4, such fees, costs and expenses will be subject to the reimbursement provisions in Section 7.9.

ARTICLE VII
MANAGEMENT

Section 7.1          Board Rights; Member and Officer Duties.

(a)            The Company shall be managed by a board of managers (the “Board”). Except as otherwise required by Law or for matters in which the vote or approval of any Member is specifically required under this LLC Agreement, (i) the Board shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Board, and the Board shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) without the consent of any Member, and (iii) the Members (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

(b)            The Board shall consist of seven (7) Persons (each a “Manager” and collectively, the “Managers”). Each Manager shall be a “manager” within the meaning of the Act. The Managers shall be designated from time to time as follows:

(i) Four (4) Persons shall be individuals designated by PubCo (each a “PubCo Manager”). As of the LLCA Effective Time, the PubCo Managers are Brent Handler, Brad Handler, Scott Berman, and one vacancy.

(ii) Three (3) Persons shall be individuals designated by the Members holding a majority of the outstanding Units held by Members other than PubCo and its wholly-owned Subsidiaries (each, a “Non-PubCo Manager”). As of the LLCA Effective Time, the Non-PubCo Managers are Michael Armstrong, Eric Grosse, and Ann Payne.

From time to time following the date hereof, PubCo, without the consent of any other Member, shall be entitled to increase or decrease (i) the size of the Board and/or (ii) the number of PubCo Managers and Non-PubCo Managers on such Board, in order to reflect as closely as reasonably practicable the relative ownership of the Company held by PubCo on the one hand and the Members other than PubCo and its wholly-owned Subsidiaries on the other hand. Following any such adjustment, the Members shall be obligated to remove any Managers and to elect (i) the applicable number of the PubCo Managers as designated by PubCo and (ii) the applicable number of the Non-PubCo Managers as designated by the holders of a majority of the Units then outstanding held by Members other than PubCo and its wholly-owned Subsidiaries in accordance with such adjusted Board membership requirements.

(c)            In connection with the performance of their duties as members of the Board, the Managers acknowledge that they will owe to the Members the same fiduciary duties as they would owe to the stockholders of a Delaware corporation under the DGCL if they were members of the board of directors of such a corporation and the Members were stockholders of such corporation.

(d)            Meetings of the Board may be called by any Manager. Notice of any meeting shall be given pursuant to Section 12.9 below to all Managers not less than twenty-four (24) hours prior to the meeting. A majority of Managers then serving on the Board shall constitute a quorum for the transaction of business by the Board; provided, however, that if there are four (4) or fewer Managers then serving on the Board, all Managers shall constitute a quorum for the transaction of business by the Board. Except as otherwise provided in this LLC Agreement, the approval of a majority of the Managers present at any duly constituted meeting of the Board at which a quorum is present shall be required for the Board to take any action; provided, however, that if there are four (4) or fewer Managers then serving on the Board, approval by all Managers shall be required for the Board to take any action. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior to the commencement of the meeting. All such waivers, consents and approvals shall be filed with the Company’s records or made a part of the minutes of the meeting. Managers may participate in any meeting of the Managers by means of conference telephones or other means of electronic communication so long as all Managers participating can hear or communicate with one another. A Manager so participating is deemed to be present at the meeting.

(e)            Any action that is permitted or required to be taken by the Board may be taken or ratified by written consent setting forth the specific action to be taken, which written consent is signed by all of the Managers then serving on the Board. Any consent or approval of the Board required or permitted by this LLC Agreement to be “written” may also be made by the use of electronic transmission.

(f)            Except as otherwise required by the Act, no current or former Member or any current or former Manager of the Company or Officer shall be obligated personally for any Liability of the Company solely by reason of being a member or manager of the Company, or, with respect to an Officer, acting in his or her capacity as an Officer. Notwithstanding anything to the contrary contained in this LLC Agreement, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this LLC Agreement or the Act shall not be grounds for imposing personal liability on the Managers or the Members for liabilities of the Company.

(g)            To the extent that, at Law or in equity, any Subsidiary of the Company or any manager, director (or equivalent), officer, employee or agent of any Subsidiary of the Company has duties (including fiduciary duties) to the Company, to a Member or to any Person who acquires Units, all such duties (including fiduciary duties) are hereby limited solely to those expressly set forth in this LLC Agreement (if any), to the fullest extent permitted by Law. The limitation of duties (including fiduciary duties) to the Company, each Member and any Person who acquires Units set forth in the preceding sentence is approved by the Company, each Member and any Person who acquires Units.

Section 7.2          Election of Board. The Board shall be elected annually by the Members in accordance with this Section 7.2, and the Managers so elected to the Board shall serve as the Managers until a successor has been duly elected to the Board in accordance with this Section 7.2. A Person shall be elected as a Manager if the election of such Manager is approved by Members holding a majority of the outstanding Common Units by vote at a meeting held for such purpose or by action by written consent; provided, however, that if the Person so elected as a Manager was not a Manager immediately prior to such election, such election shall not be effective, and such Person shall not become a Manager, unless and until such Person has executed and delivered to the Company the written agreement of such Person to be bound by the terms of this LLC Agreement applicable to the Managers, in form and substance reasonably satisfactory to the Managers serving immediately prior to such election or to the Members holding a majority of the outstanding Common Units. Each Member hereby irrevocably agrees, in connection with each such meeting of the Members or written consent contemplated by this Section 7.2, to vote for such Managers as follows: (i) with respect to the PubCo Managers (as determined pursuant to Section 7.1(b)), as designated by PubCo prior to such meeting or written consent and (ii) with respect to the Non-PubCo Managers (as determined pursuant to Section 7.1(b)), the applicable number of the Non-PubCo Managers as designated by the holders of a majority of the Units then outstanding held by Members other than PubCo and its wholly-owned Subsidiaries.

Section 7.3          Resignation or Removal of Managers; Vacancy. A Manager may resign as a Manager at any time and may be removed at any time, with or without cause, by the Members entitled to designate such Manager(s) pursuant to Section 7.1(b). Any vacancy on the Board may be filled by PubCo until the next annual meeting or vote of the Members contemplated by Section 8.2.

Section 7.4          Role of Officers.

(a)            The Board may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Board may delegate to any such Persons such authority to act on behalf of the Company as the Board may from time to time deem appropriate.

(b)            The Officers of the Company as of the LLCA Effective Time are set forth on Exhibit C attached hereto.

(c)            The Board shall appoint a Chief Executive Officer who will be responsible for the general and active management of the business of the Company and its Subsidiaries. The Chief Executive Officer will report to the Board and have the general powers and duties of management usually vested in the office of chief executive officer of a corporation organized under the DGCL, subject to the terms of this LLC Agreement and as may be prescribed by the Board, and will have such other powers and duties as may be reasonably prescribed by the Board or set forth in this LLC Agreement. The Chief Executive Officer will have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof is delegated by the Board to some other Officer or agent of the Company.

(d)            Except as set forth in this LLC Agreement, the Board may appoint Officers at any time, and the Officers may include, in addition to the Chief Executive Officer, a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Board deems appropriate. Except as set forth in this LLC Agreement, the Officers will serve at the pleasure of the Board, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this LLC Agreement or as reasonably determined from time to time by the Board.

(e)            Subject to this LLC Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Board. Any Officer may resign at any time by giving written notice to the Board. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this LLC Agreement for regular appointments to that office.

Section 7.5          Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this LLC Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a)            one or more employees or other agents of the Company or its Subsidiaries whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b)            any attorney, public accountant, or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.

Section 7.6          Indemnification.

(a)            Right to Indemnification. Each Person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any Action, by reason of the fact that he, she or it is or was a Member or Manager, is or was serving as the Company Representative (including any “designated individual”) or the Continuing Member Representative or an officer, manager or director (or equivalent) or, at the discretion of the Board, any employee or agent, of PubCo, the Company or any of its Subsidiaries, or is or was an officer, manager or director (or equivalent) or, at the discretion of the Board, any employee or agent, of PubCo, the Company or any of its Subsidiaries serving at the request of the Board or the Company or any of its Subsidiaries as an officer, manager or director (or equivalent) or, at the discretion of the Board, any employee or agent, of another corporation, partnership, joint venture, limited liability company, trust or other entity or which relates to or arises out of the property, business or affairs of the Company or any of its Subsidiaries, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Action is alleged action in an official capacity as a director, manager, officer, employee or agent or in any other capacity while serving as an officer, manager, director, employee or agent, shall be indemnified by the Company against all expense, Liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, such Indemnitee shall not be entitled to indemnification if such Indemnitee’s conduct constituted fraud or a knowing violation of Law; provided, further, however, except as provided in Section 7.6(d) with respect to Actions to enforce rights to indemnification, the Company shall indemnify any such Indemnitee pursuant to this Section 7.6 in connection with an Action (or part thereof but excluding any compulsory counterclaim) initiated by such Indemnitee only if such Action (or part thereof but excluding any compulsory counterclaim) was authorized by the Board.

(b)            Right to Advancement of Expenses. The right to indemnification conferred in Section 7.6(a) shall include the right to advancement by the Company of any and all expenses (including reasonable attorneys’ fees and expenses) incurred in participating in or defending any such Action in advance of its final disposition (an “Advancement of Expenses”); provided, however, that an Advancement of Expenses incurred by an Indemnitee shall be made pursuant to this Section 7.6(b) only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.6(b). An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 7.6(b) is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 7.6(a) with respect to the related Action or the absence of any prior determination to the contrary.

(c)            Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Section 7.6 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, estate, executors, administrators and legal representatives. The rights to indemnification and to Advancement of Expenses conferred in this LLC Agreement shall not be eliminated or impaired by the amendment or repeal of this Section 7.6, nor the adoption of any provision of this LLC Agreement inconsistent with this Section 7.6, after the occurrence of the conduct that is the subject of the Action for which indemnification or Advancement of Expenses is sought, unless the provision in effect at the time of such conduct explicitly authorizes such elimination or impairment after such conduct has occurred.

(d)            Right of Indemnitee to Bring Suit. If a claim under Sections 7.6(a) or (b) is not paid in full by the Company within sixty (60) calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification under this LLC Agreement (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in this LLC Agreement or the Act. Neither the failure of the Company (including the Board or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Board or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses under this LLC Agreement, or brought by the Company to recover an Advancement of Expenses under this LLC Agreement pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Company.

(e)            Appearance as a Witness. Notwithstanding any other provision of this Section 7.6, the Company shall pay or reimburse out of pocket expenses incurred by any Person entitled to be indemnified pursuant to this Section 7.6 in connection with such Person’s appearance as a witness or other participation in an Action at a time when such Person is not a named defendant or respondent in the Action.

(f)            Nonexclusivity of Rights. The rights to indemnification and the Advancement of Expenses conferred in this Section 7.6 shall not be exclusive of any other right which a Person may have or hereafter acquire under any Law, this LLC Agreement, any agreement, any vote of stockholders or disinterested directors or otherwise. Nothing contained in this Section 7.6 shall limit or otherwise affect any such other right or the Company’s power to confer any such other right.

(g)            No Duplication of Payments. The Company shall not be liable under this Section 7.6 to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

(h)            Maintenance of Insurance. The Company or PubCo shall maintain directors’ and officers’ insurance from a financially sound and reputable insurer (at a minimum, in such amounts as are standard in the industry) to protect managers, directors and officers of the Company and its Subsidiaries against Indemnifiable Losses of such Indemnitee, whether or not the Company has the authority to indemnify such Indemnitee against such Indemnifiable Losses under this Section 7.6, in each case to the extent available under the directors’ and officers’ insurance policy of PubCo.

Section 7.7          Reclassification Events of PubCo. If a Reclassification Event occurs, the Board shall, as and to the extent necessary, amend this LLC Agreement in compliance with Section 12.1, and cause the Company to enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (a) the exchange rights of holders of Units set forth in Section 4.6 provide that each Common Unit (together with the surrender and delivery of one (1) share of Class V Common Stock) is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that one (1) share of Class A Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (b) PubCo or the successor to PubCo as a result of such Reclassification Event, as applicable, is obligated to deliver such property, securities or cash upon such exchange. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person as a result of such Reclassification Event, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this LLC Agreement.

Section 7.8          Transactions between Company and PubCo. The Board may cause the Company to contract and deal with PubCo, or any Affiliate of PubCo; provided such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members or are otherwise approved by the Disinterested Majority of the Board and the PubCo Board.

Section 7.9          Certain Costs and Expenses. No Manager shall be compensated for his or her services as a Manager of the Company. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) upon the good faith determination of the Board, reimburse each Manager for any costs, fees or expenses incurred by such Manager in connection with serving as a Manager. To the extent that the Board determines in good faith that such expenses are related to the business and affairs of PubCo that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of PubCo), the Board shall cause the Company to pay or bear such expenses of such Manager, including costs of securities offerings not borne directly by Members, PubCo Board compensation and meeting costs, costs of periodic reports to PubCo’s stockholders, litigation costs and damages arising from litigation, accounting and legal costs; provided that, subject to Section 6.2, the Company shall not pay or bear any income tax obligations owed by PubCo or the cost of any Tax Benefit Payment (as defined in the Tax Receivable Agreement) or any amounts owed by PubCo under the Tax Receivable Agreement.

ARTICLE VIII
ROLE OF MEMBERS

Section 8.1     Rights or Powers. The Members, acting in their capacity as Members, shall not have any right or power to take part in the operation, management or control of the Company or its business and affairs, transact any business in the Company’s name or to act for or bind the Company in any way and shall not have any voting rights. Notwithstanding the foregoing sentence, the Members have all the rights and powers set forth in this LLC Agreement and, to the extent not inconsistent with this LLC Agreement, in the Act. Any Member, its Affiliates and its and their employees, managers, owners, agents, directors and officers may also be an employee or be retained as an agent of the Company. Nothing in this Article VIII shall in any way limit any Member’s rights pursuant to, and subject to the terms and conditions of, the Tax Receivable Agreement.

Section 8.2      Voting.

(a) Meetings of the Members may be called upon the written request of the Board or Members holding at least 50% of the outstanding Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days and not more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this LLC Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 8.2. Except as otherwise expressly provided in this LLC Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c) Each meeting of Members shall be conducted by the Board or such individual Person as the Board deems appropriate.

(d) Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing (including the election of the Managers pursuant to Section 7.2). Any consent or approval of the Members required or permitted by this LLC Agreement to be “written” may also be made by the use of electronic transmission.

Section 8.3     Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member or, in the case of PubCo, the Company Representative, or, in the case of Brent Handler or an Affiliate thereof, the Continuing Member Representative.

Section 8.4     Investment Opportunities.

(a)            To the fullest extent permitted by applicable Law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to (i) any Member (other than Members who are managers, directors, officers or employees of the Company, PubCo or any of their respective Subsidiaries, in which case solely acting in their capacity as such), (ii) any of their respective Affiliates (other than the Company or any of its Subsidiaries) or (iii) any of the respective officers, agents, shareholders, members, and partners of any of the foregoing, including any such Person acting as a director of PubCo at the request of such Member (each, a “Business Opportunities Exempt Party”). The Company and each of the Members, on its own behalf and on behalf of their respective Affiliates and equityholders, hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party and irrevocably waives any right to require any Business Opportunity Exempt Party to act in a manner inconsistent with the provisions of this Section 8.4. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for PubCo, the Company or any of their respective Subsidiaries, Affiliates or equityholders shall have any duty to communicate or offer such opportunity to the Company and none of PubCo, the Company or any of their respective Subsidiaries, Affiliates or equityholders will acquire or be entitled to any interest or participation in any such transaction, agreement, arrangement or other matter or opportunity as a result of participation therein by a Business Opportunity Exempt Party. This Section 8.4 shall not apply to, and no interest or expectancy of the Company is renounced with respect to, any opportunity offered to any director or officer of PubCo if such opportunity is expressly offered or presented to, or acquired or developed by, such Person solely in his or her capacity as a director or officer of PubCo.

(b)            No amendment or repeal of this Section 8.4 shall apply to or have any effect on the Liability or alleged Liability of any Business Opportunities Exempt Party for or with respect to any opportunities of which any such Person becomes aware prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 8.4. Neither the amendment or repeal of this Section 8.4, nor the adoption of any provision of this LLC Agreement inconsistent with this Section 8.4, shall eliminate or reduce the effect of this Section 8.4 in respect of any business opportunity first identified or any other matter occurring, or any cause of Action that, but for this Section 8.4, would accrue or arise, prior to such amendment, repeal or adoption. To the fullest extent permitted by Law, including Section 18-1101(c) of the Act, and notwithstanding any other provision of this LLC Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, no action or inaction taken by any Business Opportunities Exempt Party in a manner consistent with this Section 8.4 shall be deemed to be a violation of any fiduciary or other duty owed to any Person.

ARTICLE IX
TRANSFERS OF UNITS

Section 9.1     Restrictions on Transfer.

(a)            No Member shall Transfer any interest in all or any portion of its Units, except Transfers (i) that constitute a Permitted Transfer, (ii) approved in writing by the Board, in the case of Transfers by any Member other than PubCo, (iii) in the case of Transfers by PubCo or any successor to PubCo in its capacity as a Member, to any member of the Affiliated Group of PubCo or (iv) in the case of transfers by any such member of such Affiliated Group, to any other member of such Affiliated Group. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a deemed sale of assets by, or a deemed liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member). If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Units are Transferred by such Member in violation of this Section 9.1(a), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other Parties under this LLC Agreement, the Transferee of such Units (or portion thereof) shall not be admitted to the Company as a Member nor be entitled to any rights as a Member under this LLC Agreement, and the Transferor will continue to be bound by all obligations under this LLC Agreement. Any attempted or purported Transfer of all or a portion of a Member’s Units in violation of this Section 9.1(a) shall, to the fullest extent permitted by Law, be null and void ab initio and of no force or effect whatsoever. Subject to the restrictions set forth herein, (i) no shares of Class V Common Stock may be Transferred by a Member unless an equal number of Common Units are Transferred therewith in accordance with this LLC Agreement (including in respect of those Transfers permitted by Section 9.1(b)), and (ii) no Common Units may be Transferred by a Member holding Class V Common Stock unless an equal number of shares of Class V Common Stock are Transferred therewith in accordance with this LLC Agreement (including in respect of those Transfers permitted by Section 9.1(b)).

(b)            The restrictions contained in Section 9.1(a) shall not apply to any Transfer (each, a “Permitted Transfer”): (i) in connection with an “Exchange” made in accordance with the provisions of Section 4.6, (ii) by a Member to PubCo or any of its wholly-owned Subsidiaries, (iii) by a Member to any of such Member’s Permitted Transferees; provided, however, if a Transfer pursuant to clause (iii) would result in a Change of Control, such Member must provide the Company with written notice of such Transfer at least sixty (60) calendar days prior to the consummation of such Transfer, (iv) pursuant to the Laws of descent and distribution, (v) that was necessary to effectuate the Blocker Mergers (as defined in the Business Combination Agreement) or (vi) as a pledge of Common Units (and a corresponding number of shares of Class V Common Stock) as security or collateral in connection with any borrowing or the incurrence of any indebtedness by a Member; provided, however, that such borrowing or incurrence of indebtedness is part of a bona fide margin agreement in connection with the purchase of shares of the Class A Common Stock in the PIPE Investment (as referenced in the Business Combination Agreement); provided further, that the restrictions contained in this LLC Agreement will continue to apply to Units after any Permitted Transfer of such Units and, in the case of the foregoing clauses (iii), (iv), (v) and (vi), the Transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this LLC Agreement. In the case of a Permitted Transfer of any Common Units by a Continuing Member, such Transferring Member shall be required to Transfer an equal number of shares of Class V Common Stock corresponding to the number of such Member’s Common Units that were Transferred in the transaction to such Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 9.1(c).

(c)            In addition to any other restrictions on Transfer contained in this Article IX, in no event may any Transfer or assignment of Units by any Member be made (i) to any Person who is not legally competent, who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors), or who otherwise lacks the legal right, power or capacity to own Units; (ii) if such Transfer would (A) be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations Section 1.7704-1, (B) if the Company has one hundred (100) or fewer “partners” immediately prior to such Transfer, cause the number of partners to exceed one hundred (100), in each case, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), or, if the number of partners exceeds one hundred (100) immediately prior to such Transfer, materially increase the possibility of the Company becoming a “publicly traded partnership” within the meaning of Section 7704 of the Code, (C) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or successor provision of the Code or to be treated as an association taxable as a corporation pursuant to the Code, or (D) cause the Company to have a withholding obligation under Section 1446(f) of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer would result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws, including if such Transfer requires the registration of any equity securities issued upon any exchange of such Units, pursuant to any applicable U.S. federal or state securities Laws, and no registration statement covering such securities is then in effect; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940 or causes an assignment thereunder. Any attempted or purported Transfer of all or a portion of a Member’s Units in violation of this Section 9.1(c) shall be null and void ab initio and of no force or effect whatsoever.

Section 9.2     Notice of Transfer. Other than in connection with Transfers made pursuant to Section 4.6, each Member shall, after complying with the provisions of this LLC Agreement, but prior to any Transfer of Units, give written notice to the Company and the other Members of such proposed Transfer. Each such notice shall describe the manner and circumstances of the Transfer and include a representation from the Transferring Member that such Transfer was made in accordance with applicable securities Laws.

Section 9.3     Transferee Members. A Transferee of Units pursuant to this Article IX shall be admitted as a Member only if (a) the requirements of this Article IX are met, (b) such Transferee executes a joinder in the form attached to this LLC Agreement as Exhibit D, and (c) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Board agreeing to be bound by the terms and provisions of this LLC Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Units. Unless agreed to in writing by the Board, the admission of a Member shall not result in the release of the Transferor from any Liability as of the date of transfer that the Transferor may have to each remaining Member or to the Company under this LLC Agreement or any other contract between the Company or any of its Subsidiaries, on the one hand, and such Transferor, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member.

Section 9.4     Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this LLC Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE TENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF INSPIRATO LLC, DATED AS OF _________ __, 2023, AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME IN ACCORDANCE WITH SUCH AGREEMENT (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY MEMBER MAKING A REQUEST THEREFOR), AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.”

Section 9.5     Transfer. Prior to Transferring any Units, the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this LLC Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the transferor was a party (collectively, the “Other Agreements”) by executing and delivering to the Company counterparts of this LLC Agreement and any applicable Other Agreements.

Section 9.6     Assignee’s Rights.

(a)            The Transfer of Units in accordance with this LLC Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the Transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Board. Distributions made before the effective date of such Transfer shall be paid to the Transferor, and Distributions made on or after such date shall be paid to the Assignee.

(b)            Unless and until an Assignee becomes a Member pursuant to this ARTICLE IX, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this LLC Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 9.7, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s ownership of Units (including the obligation to make Capital Contributions on account of such ownership).

Section 9.7     Assignor’s Rights and Obligations.

Any Member who shall Transfer any Units in a manner in accordance with this LLC Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in this Section 9.7, duties, liabilities or obligations, of a Member with respect to such Units (it being understood, however, that the applicable provisions of Section 7.6 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Member in accordance with the provisions of this ARTICLE IX (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and (ii) the Board may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units from any liability of such Member to the Company with respect to such Units that may exist on the Admission Date or that is otherwise specified in the Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

ARTICLE X
ACCOUNTING

Section 10.1     Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which complete and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 10.2     Tax Elections. The Board shall cause the Company and any eligible Subsidiary to make an election (or continue a previously made election) pursuant to Section 754 of the Code (and any analogous provision of any applicable state, local or non-U.S. Law) for the Taxable Year that includes the date hereof and for each Taxable Year in which an Exchange occurs, and shall not thereafter revoke any such election. Except as otherwise provided herein and in the Business Combination Agreement, the Board shall determine whether to make any other available election pursuant to the Code.

Section 10.3     Tax Returns; Information.

(a)            The Board shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company shall prepare and deliver (or cause to be prepared and delivered) to each Person who was a Member at any time during the relevant quarter of the relevant Taxable Year an estimated K-1, including reasonable quarterly estimates of such Member’s state tax apportionment information and the allocations to such Member of taxable income, gains, losses, deductions or credits for such Taxable Year for U.S. federal, and applicable state and local, income tax reporting purposes at least ten (10) days prior to the individual or corporate quarterly estimate payment deadline for U.S. federal income taxes for calendar year filers (whichever is earlier). As promptly as reasonably practicable following the end of each Taxable Year, the Company shall prepare and deliver (or cause to be prepared and delivered) to each Person who was a Member at any time during such Taxable Year (i) an estimated IRS Schedule K-1 (and any similar form prescribed for applicable state and local income tax purposes) or similar documents with such information of the Company and all relevant information regarding the Company reasonably necessary for the Members to estimate their taxable income for such Taxable Year, and (ii) in no event later than forty-five (45) days prior to the individual or corporate filing deadline (with extensions) for U.S. federal income taxes for calendar year filers (whichever is earlier), a final IRS Schedule K-1 (and any similar form prescribed for applicable state and local income tax purposes) and all relevant information regarding the Company reasonably necessary for the Members to file their tax returns on a timely basis (including extensions) for such Taxable Year. Each Member and former Member shall furnish to the Company all pertinent information in its possession that is reasonably necessary to enable the Company’s tax returns to be prepared and filed. Each Member further agrees (including with respect to the Taxable Year that such Member becomes a former Member) that such Member shall notify the Company and consult with the Company regarding a position on its tax return in the event such Member intends to file its tax returns in a manner that is inconsistent with the Schedule K-1 or other statements furnished by the Company to such Member for purposes of preparing tax returns.

(b)            In addition to each Member’s rights to information pursuant to and in accordance with Section 18-305 of the Act, each Member shall be entitled to examine, either directly or through its representatives, the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Board shall reasonably approve during normal business hours for any purpose reasonably related to such Member’s interest as a Member of the Company with the information to which such Member shall be entitled about the Company or any of its Subsidiaries being the same information to which a stockholder of a Delaware corporation would have with respect to such corporation; provided that, in any event, the Board has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Act.

Section 10.4     Company Representative.

(a)            As of the Ninth LLCA Effective Time, PubCo was designated as the Company Representative, and PubCo hereby continues as the Company Representative. In addition, PubCo is hereby authorized to designate or remove any other Person selected by PubCo as the Company Representative; provided that all actions taken by the Company Representative pursuant to this Section 10.4 shall be subject to the overall oversight and authority of the PubCo Board. For each Taxable Year in which the Company Representative is an entity, the Company shall appoint the “designated individual” identified by the Company Representative and approved by the PubCo Board to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local Law. Each Member hereby expressly consents to such designations and agrees to take, and that the Board and PubCo Board are authorized to take (or cause the Company and PubCo to take), such other actions as may be necessary or advisable pursuant to Treasury Regulations or other Internal Revenue Service or Treasury guidance or state or local Law to cause such designations or evidence such Member’s consent to such designations, including removing any Person designated as the Company Representative (including any “designated individual”) prior to the date of this LLC Agreement.

(b)            Subject to this Section 10.4 and Section 10.1 of the Business Combination Agreement, the Company Representative shall have the sole authority to act on behalf of the Company in connection with, make all relevant decisions regarding application of, and to exercise the rights and powers provided for in the BBA Rules, including making any elections under the BBA Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any Action, audit or examination before the Internal Revenue Service or any other tax authority (each an “Audit”), and to reasonably expend Company funds for professional services and other expenses reasonably incurred in connection therewith. Subject to the provisions of Section 10.4(d), the Company Representative will have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any tax authority.

(c)            Subject to Section 10.1(h) of the Business Combination Agreement, the Company Representative is authorized, to the extent permissible under applicable Law, to cause the Company to pay any imputed underpayment of taxes and any related interest, penalties and additions to tax determined in accordance with Code Section 6225 that may from time to time be required to be made under Code Section 6232 and to pay any similar amounts arising under state, local, or foreign tax Laws (together, “Imputed Tax Underpayments”). Imputed Tax Underpayments also shall include any imputed underpayment within the meaning of Code Section 6225 (any similar amounts arising under state, local, or foreign tax Laws) paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by Law or contract. To the extent permissible under applicable Law, the Company Representative may cause the Company to allocate the amount of any Imputed Tax Underpayment among the Members (including any former Members) in an equitable manner, taking into account, among other factors, the magnitude of the Imputed Tax Underpayment, the nature of the tax items that are the subject of the adjustment giving rise to the Imputed Tax Underpayment, the classification of the Members for U.S. federal income tax purposes, and the Persons who received (and the proportions in which they received) the benefits of the activities that gave rise to that Imputed Tax Underpayment. To the extent that the Company Representative elects to cause the Company to pay an Imputed Tax Underpayment, the Company Representative shall use commercially reasonable efforts to pursue available procedures under applicable Law to reduce such Imputed Tax Underpayment on account of its Members’ (or any of the Members’ direct or indirect beneficial owners’) tax status, with any corresponding reduction being credited to the applicable Member for purposes of allocating such Imputed Tax Underpayment among the relevant Members or former Members to the extent relevant.

(d)            Notwithstanding anything to the contrary in this Section 10.4, the Company Representative shall timely make, or cause to be timely made, the election provided for in Section 6226 of the Code (or any similar provision of state, local, or non-U.S. Laws) (a “Push-Out Election”) with respect to any Audit of the Company for any Pre-Closing Tax Period (as defined in the Business Combination Agreement) for which a Push-Out Election is available. In any case in which the Company Representative causes the Company to make a Push-Out Election, each Member who was a Member of the Company for U.S. federal income tax purposes for the “reviewed year” (within the meaning of Code Section 6225(d)(1) or similar concept under applicable state, local, or non-U.S. Law), shall take any adjustment to income, gain, loss, deduction, credit or otherwise (as determined in the notice of final partnership adjustment or similar concept under applicable state, local, or non-U.S. Law) into account as provided for in Code Section 6226(b) (or similar concept under applicable state, local, or non-U.S. Law).

(e)            Promptly following the written request of the Company Representative, the Company shall, to the fullest extent permitted by Law, reimburse and indemnify the Company Representative (including, for the avoidance of doubt, any “designated individual”) for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Company Representative in connection with the exercise of its rights and fulfillment of its duties under this Section 10.4. Nothing in this LLC Agreement will be construed to restrict the Company or the Company Representative from engaging an accounting firm or legal counsel to assist the Company Representative in discharging its duties under this LLC Agreement.

(f)            Each Member agrees to cooperate in good faith with the Company Representative and to do or refrain from doing any or all things reasonably requested by the Company Representative with respect to this Section 10.4, including timely providing any information reasonably necessary or advisable for the Company Representative to comply with its obligations under Section 10.4(c), that is or are reasonably necessary or advisable to reduce the amount of any tax, interest, penalties or similar amounts the cost of which is (or would otherwise be) borne by the Company (directly or indirectly) or to make any election permitted by this LLC Agreement and the Code or other relevant tax Law unless such Member is restricted from providing such information under any applicable Law or contract. Each Member acknowledges that any action taken by the Company Representative in its capacity as such may be binding upon such Members and that such Member shall not independently act with respect to Audits affecting the Company or its Subsidiaries. Notwithstanding anything to the contrary contained in this LLC Agreement, no provision of this LLC Agreement shall require, or give any Person the right to require, PubCo or the Continuing Members to file any amended tax return.

(g)            Notwithstanding anything to the contrary contained in this LLC Agreement, in the event of any conflict between Section 10.1 of the Business Combination Agreement and this LLC Agreement, Section 10.1 of the Business Combination Agreement shall control. The Company, the Company Representative, PubCo, and the Members hereby acknowledge and agree to the foregoing sentence and expressly agree to be bound by the terms of Section 10.1 of the Business Combination Agreement, including that with respect to any Audit of the Company or any of its Subsidiaries for any taxable period ending before or including the date of the Effective Time and for which a Push-Out Election is available, all such available elections shall be made in accordance with applicable Laws.

(h)            This Section 10.4 shall be interpreted to apply to Members and former Members and shall survive the Transfer of a Member’s Units and the termination, dissolution, liquidation and winding up of the Company and, for this purpose to the extent not prohibited by applicable Law, the Company shall be treated as continuing in existence.

Section 10.5     Withholding Tax Payments and Obligations.

(a)            If the Company or any other Person in which the Company holds an interest is required by Law to withhold or to make tax payments on behalf of or with respect to any Member, or the Company is subjected to tax itself (including any amounts withheld from amounts directly or indirectly payable to the Company or to any other Person in which the Company holds an interest) by reason of the status of any Member as such or that is specifically attributable to a Member (including federal, state, local or foreign withholding, personal property, unincorporated business or other taxes, the amount of any Imputed Tax Underpayments allocated to a Member in accordance with Section 10.4, and any interest, penalties, additions to tax, and expenses related to any such amounts) (“Tax Advances”), the Company may withhold such amounts and make such tax payments as so required, and each Member hereby authorizes the Company to do so. All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding Tax Distribution or Tax Distributions and, if applicable, the proceeds of liquidation that would otherwise have been made to such Member under this LLC Agreement; provided, that if a Tax Advance is made on behalf of a former Member, then such former Member shall indemnify and hold harmless the Company for the entire amount of such Tax Advance. For all purposes of this LLC Agreement, such Member shall be treated as having received the amount of the distribution, if applicable, that is equal to the Tax Advance at the time of such Tax Advance and (if applicable) as having paid such Tax Advance to the relevant taxing jurisdiction. Notwithstanding the foregoing, to the extent that the aggregate amount of Tax Advances for any period made on behalf of a Member exceeds the actual Tax Distributions that would have otherwise been made to such Member during the fifteen (15) months following such Tax Advances, then such Member shall indemnify and hold harmless the Company for the entire amount of such excess (which has not offset Tax Distributions pursuant to this Section 10.5); provided, that such indemnification obligation shall be the several obligation of such Member and shall not be treated as Capital Contributions. For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable by the Company or any fiscally transparent entity in which the Company owns an interest shall be treated as specifically attributable to the Members and shall be allocated among the Members such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Members to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise, including pursuant to an allocation made under Section 10.4(c)), in each case as reasonably determined by the Board.

(b)            This Section 10.5 shall be interpreted to apply to Members and former Members and shall survive the Transfer of a Member’s Units and the termination, dissolution, liquidation and winding up of the Company and, for this purpose, to the extent not prohibited by applicable Law, the Company shall be treated as continuing in existence.

ARTICLE XI
DISSOLUTION

Section 11.1     Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):

(a)            the sale of all or substantially all of the assets of the Company;

(b)            the determination of the Board with the consent of PubCo, and with the consent of the Continuing Member Representative for so long as the Continuing Members hold Common Units;

(c)            the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by this LLC Agreement or the Act; and

(d)            the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event. In the event of a dissolution pursuant to Section 11.1, the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 11.3 in connection with such dissolution, subject to compliance with applicable Laws, unless, with respect to any class of Units, (x) for so long as the Continuing Members hold Common Units, the Continuing Member Representative and (y) holders of at least seventy-five percent (75%) of the Units of such class consent in writing to a treatment other than as described above. The bankruptcy (within the meaning of the Act) of a Member will not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

Section 11.2     Bankruptcy. For purposes of this LLC Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) (i) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or (ii) a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of ninety (90) consecutive days, (b) a Member shall (i) admit in writing its inability to pay its debts when due, or make an assignment for the benefit of creditors, (ii) apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property or (iii) institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of ninety (90) consecutive days or any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of ninety (90) consecutive days.

Section 11.3     Procedure.

(a)            In the event of the dissolution of the Company for any reason, the Board or any Person designated by the Board (in such capacity, the “Liquidator”) shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), the Board or the Liquidator, as applicable, shall have full right to determine in good faith the time, manner and terms of any sale or sales of the property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share Profits and Losses during the period of liquidation in the same manner and proportion as immediately prior to the Liquidating Event. The Company shall engage in no further business except as may be necessary to preserve the value of the Company’s assets during the period of winding up and liquidation.

(b)            Following the allocation of all Profits and Losses as provided in Article V, the net proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i)            First, to the payment and discharge of all expenses of liquidation and discharge of all of the Company’s Liabilities to creditors (whether third parties or, to the fullest extent permitted by law, Members) to set up such cash reserves which the Board or the Liquidator reasonably deems necessary for contingent, conditional or unmatured Liabilities or future payments described in this Section 11.3(b) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (ii), below), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts or liabilities under 18-601 or 18-604 of the Act; and

(ii)            Second, the balance to the Members in accordance with Section 6.1(a).

(c)            Except as provided in Section 11.4(b), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d)            Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Liquidator or any Officer shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the termination of the Company.

(e)            Prior to the distribution of the proceeds of the liquidation and any other funds of the Company in liquidation, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution, and a final allocation of all items of income, gain, loss, deduction and credit in accordance with Article V shall be made in such a manner that, immediately before distribution of assets pursuant to Section 11.3(b)(ii), the positive balance of the Capital Account of each Member shall, to the greatest extent possible, be equal to the net amount that would so be distributed to such Member (and any non-cash assets to be distributed will first be written up or down to their Fair Market Value, thus creating hypothetical gain or loss (if any), which resulting hypothetical gain or loss shall be allocated to the Members’ Capital Accounts in accordance with the requirements of Treasury Regulation Section 1.704-1(b) and other applicable provisions of the Code and this LLC Agreement).

Section 11.4     Rights of Members.

(a)            Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b)            Except as otherwise provided in this LLC Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations. The right to a return of Capital Contributions shall be solely to the extent set forth in this LLC Agreement.

Section 11.5     Notices of Dissolution. In the event a Liquidating Event occurs, the Company shall, within thirty (30) days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as reasonably determined by the Board), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 11.6     Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 11.7     No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XII
GENERAL

Section 12.1     Amendments; Waivers.

(a)            Except as otherwise provided in this LLC Agreement, the terms and provisions of this LLC Agreement may be altered, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) only with the approval of the Board and PubCo; provided, that no alteration, modification or amendment shall be effective until written notice has been provided to the Members, and, for the avoidance of doubt, from and after the Effective Time, any Member shall have the right to file an Exchange Notice prior to the effectiveness of such alteration, modification or amendment with respect to all of such Member’s remaining Common Units; provided, further, that no amendment to this LLC Agreement may (w) disproportionately and adversely affect a Member or remove a right or privilege granted to a Member, without such Member’s prior written consent (provided that the creation or issuance of any new Unit or Equity Security of the Company permitted pursuant to Section 4.1 and Section 4.3 and any amendments or modifications to this LLC Agreement to the extent necessary to reflect such creation or issuance shall not be deemed to disproportionately and adversely affect a Member or remove a right or privilege specifically granted to a Member in any event); or (x) modify the limited liability of any Member, or increase the Liabilities of any Member, in each case, without the prior written consent of each such affected Member; or (y) alter or change any rights, preferences or privileges of any Units in a manner that is different or prejudicial relative to any other Units in the same class of Units, without the prior written consent of each such affected Member; or (z) modify the requirement that any action, election, decision or determination that is required to be approved or made by the Disinterested Majority of the PubCo Board (including in respect of Section 4.6) be so approved or made by the Disinterested Majority of the PubCo Board, without the prior written approval of the Disinterested Majority serving on the PubCo Board at such time as such modification is proposed to be made.

(b)            Notwithstanding the foregoing clause (a), from and after the Effective Time, any Officer, acting alone, may amend this LLC Agreement, including Exhibit A, (i) to reflect the admission of new Members, Transfers of Units, the issuance of additional Units, in each case in accordance with the terms of this LLC Agreement, and, subject to Section 12.1(a), subdivisions or combinations of Units made in accordance with Section 4.1(h) and (ii) as necessary as determined by the Board, and solely to the extent necessary, based on the reasonable written advice of legal counsel or a qualified tax advisor (including any nationally recognized accounting firm) to the Company, to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(c)            No waiver of any provision or default under, nor consent to any exception to, the terms of this LLC Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 12.2     Further Assurances. Each Party agrees that it will from time to time, upon the reasonable request of another Party, execute such documents and instruments and take such further action as may be reasonably required to carry out the provisions of this LLC Agreement. The consummation of Transfers, Exchanges and issuances of Equity Securities pursuant to this LLC Agreement shall be subject to, and conditioned on, the completion of any required regulatory filings with any applicable Governmental Entity (or the termination or expiration of any waiting period in connection therewith), including the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, to the extent required in connection with such Transfer, Exchange or issuance. The Members shall reasonably cooperate in connection with any such filing.

Section 12.3     Successors and Assigns. All of the terms and provisions of this LLC Agreement shall be binding upon the Parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms of this LLC Agreement. No Party may assign its rights under this LLC Agreement except as permitted pursuant to this LLC Agreement, including assignment of such rights to a Permitted Transferee and a Transferee of Units pursuant to and in accordance with Section 9.3.

Section 12.4     Entire Agreement. This LLC Agreement, together with all Exhibits and Schedules to this LLC Agreement, the Business Combination Agreement, and all other Ancillary Agreements (as such term is defined in the Business Combination Agreement), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements between the Parties in connection with such subject matter except as set forth in this LLC Agreement and therein.

Section 12.5     Rights of Members Independent. The rights available to the Members under this LLC Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 12.6     Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this LLC Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this LLC Agreement, and the performance of the obligations imposed by this LLC Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS LLC AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS LLC AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS LLC AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS LLC AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware or if such court declines jurisdiction, then to any other State court in Delaware having jurisdiction, in any Action arising out of or relating to this LLC Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this LLC Agreement in any other courts. Nothing in this Section 12.6, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 12.7     Headings. The descriptive headings of the Articles, Sections and clauses of this LLC Agreement are for convenience only and do not constitute a part of this LLC Agreement.

Section 12.8     Counterparts; Electronic Delivery. This LLC Agreement and any amendment hereto or any other agreements delivered pursuant to this LLC Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 12.9     Notices. All notices, demands and other communications to be given or delivered under this LLC Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 12.9, notices, demands and other communications shall be sent to the addresses indicated below:

If to the Company or the Managers:

Inspirato Incorporated

1544 Wazee Street

Denver, CO 80202

Attention: Legal Department

Email: legal@inspirato.com

and

Inspirato LLC
1544 Wazee Street,

Denver, CO 80202
Attention: Legal Department
Email: legal@inspirato.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050
Attention: Tony Jeffries and Adam Bloom
Email: tjeffries@wsgr.com and abloom@wsgr.com

and

Wilson Sonsini Goodrich & Rosati
One Market Plaza, Spear Tower, Suite 3300
San Francisco, CA 94105
Attention: Ethan Lutske
E-mail: elutske@wsgr.com

If to any Member, to the address for such Member set forth on Exhibit A.

Section 12.10     Representation by Counsel; Interpretation. The Parties acknowledge that each Party to this LLC Agreement has been represented by counsel in connection with this LLC Agreement and the transactions contemplated by this LLC Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this LLC Agreement against the Party that drafted it has no application and is expressly waived.

Section 12.11     Severability. Whenever possible, each provision of this LLC Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this LLC Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this LLC Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this LLC Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 12.12     Expenses. Except as otherwise provided in this LLC Agreement (or as set forth in the Business Combination Agreement with respect to expenses incurred in connection with the entry into this LLC Agreement), each Party shall bear its own expenses in connection with the transactions contemplated by this LLC Agreement.

Section 12.13     No Third Party Beneficiaries. Except as provided in Section 7.6 and Section 10.3(a), this LLC Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights under this LLC Agreement.

Section 12.14     Confidentiality. Except as required by applicable Law, each Member agrees to hold the Company’s Confidential Information in confidence and shall not, unless authorized in writing by the Board, (a) disclose any Confidential Information to any third party or (b) use such information except in furtherance of the business of the Company; provided, however, that (i) each Member may disclose Confidential Information to such Member’s Affiliates, attorneys, accountants, consultants and other advisors who are bound by an obligation of confidentiality with respect to such Confidential Information; provided such Member will be responsible for any violation by any of its Affiliates, attorneys, accountants, consultants or other advisors of the confidentiality provisions in this Section 12.14, (ii) each Member may disclose Confidential Information as required in response to any summons, subpoena or other legal requirement, provided that such Member shall promptly notify the Company in writing so the Company may seek a protective order or appropriate remedy, (iii) each Member may disclose Confidential Information to a proposed Transferee if such disclosure is reasonably required in connection with any proposed Transfer of Units to such Transferee pursuant to the terms of this LLC Agreement, and (iv) each Member may disclose Confidential Information to the extent necessary for such Member to prepare and file its tax returns, to respond to any inquiries regarding such tax returns from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such tax returns. In addition, each of the Continuing Members that is private equity, venture capital or other investment firm or similarly regulated entity (x) may disclose Confidential Information in connection with routine supervisory audit or regulatory examinations (including by regulatory or self-regulatory bodies) to which they are subject in the course of their respective businesses without liability hereunder and (y) shall not be required to provide notice to any party in the course of any such routine supervisory audit or regulatory examination, provided that such routine audit or examination does not specifically target PubCo, any of its subsidiaries or the Confidential Information, and (z) may provide information about the subject matter of this LLC Agreement to prospective and existing investors in connection with fund raising, marketing, informational, transactional or reporting activities. Each Member and the Company acknowledges and agrees that the certain of the Continuing Members and their respective Affiliates may currently be invested in, may invest in, or may consider investments in companies that compete either directly or indirectly with PubCo and its Subsidiaries, or operate in the same or similar business as PubCo and its Subsidiaries, and that nothing herein shall be in any way construed to prohibit or such Continuing Members or their respective Affiliates’ ability to maintain, make or consider such other investments; provided, however, that no Confidential Information is used or disclosed in connection with such activities.

Section 12.15     No Recourse. Notwithstanding anything that may be expressed or implied in this LLC Agreement (except in the case of the immediately succeeding sentence and Section 7.6) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this LLC Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, general partner, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Action, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this LLC Agreement or the transactions contemplated by this LLC Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the foregoing, a Non-Party Affiliate may have obligations under any documents, agreements or instruments delivered contemporaneously herewith or otherwise required by this LLC Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations herein, this LLC Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this LLC Agreement, or the negotiation, execution or performance of this LLC Agreement, may only be brought against the Persons that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is expressly intended as a third party beneficiary of this Section 12.15.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Tenth Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.

COMPANY:

INSPIRATO LLC

By:	/s/ Robert Kaiden
Name: Robert Kaiden
Title: Chief Financial Officer

EXISTING MEMBER:

PUBCO

INSPIRATO INCORPORATED

By:	/s/ Robert Kaiden
Name: Robert Kaiden
Title: Chief Financial Officer

[Signature Page to Tenth Amended and Restated Limited Liability Company Agreement of Inspirato LLC]

EXHIBIT A

Capitalization

See attached.

A-1

EXHIBIT B

Exchange Notice

Dated: _____________

Inspirato Incorporated

1544 Wazee Street

Denver, CO

Attention: Secretary

copy to:

[Name]

[Address]

Attention:

Reference is hereby made to the Tenth Amended and Restated Limited Liability Company Agreement, dated as of September 29, 2023 (as amended from time to time in accordance with its terms, the “LLC Agreement”) of Inspirato LLC, a Delaware limited liability company (the “Company”), by and among Inspirato Incorporated (f/k/a Thayer Ventures Acquisition Corporation), a Delaware corporation (“PubCo”), the other Members set forth on Exhibit A to the LLC Agreement (together with PubCo, the “Existing Members”) and each other Person who is or at any time becomes a Member in accordance with the terms of this LLC Agreement and the Act (such Persons, together with the Existing Members, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

Effective as of the Exchange Date as determined in accordance with the LLC Agreement, the undersigned Unitholder hereby transfers and surrenders the number of Common Units set forth below to the Company and an equal number of shares of Class V Common Stock to PubCo held by such Unitholder in Exchange for the issuance to the undersigned Unitholder of that number of shares of Class A Common Stock equal to the number of Common Units so exchanged (to be issued in its name as set forth below), or, at the election of PubCo, for a Cash Exchange Payment to the account set forth below, in each case in accordance with the LLC Agreement. The undersigned hereby acknowledges that the Exchange of Common Units shall include the cancellation of an equal number of outstanding shares of Class V Common Stock held by the undersigned that have been surrendered in such Exchange.

Legal Name of Unitholder:____________________________________________

Address:__________________________________________________________

Number of Common Units to be Exchanged:_____________________________

Cash Exchange Payment instructions:___________________________________

B-1

If the Unitholder desires the shares of Class A Common Stock be settled through the facilities of [The Depositary Trust Company (“DTC”)], please indicate the account of the [DTC] participant below.

In the event PubCo elects to certificate the shares of Class A Common Stock issued to the Unitholder, please indicate the following:

Legal Name for Certificate Delivery:__________________________________

Address for Certificate Delivery:_____________________________________

The undersigned hereby represents and warrants that the undersigned is the owner of the number of Common Units the undersigned is electing to Exchange pursuant to this Exchange Notice, and that such Common Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by the LLC Agreement, the charter and governing documents of PubCo and applicable Law).

The undersigned hereby irrevocably constitutes and appoints any officer of PubCo, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby.

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B-2

IN WITNESS WHEREOF the undersigned has caused this Exchange Notice to be executed and delivered as of the date first set forth above.

[Unitholder]

By:
Name:
Title:

B-3

EXHIBIT C

Officers

[****]

C-1

EXHIBIT D

Form of Joinder

This Joinder (this “Joinder”) to the LLC Agreement (as defined below), made as of _______________________, is between _____________________ (“Transferor”) and _______________________(“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring ____________________________ (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Tenth Amended and Restated Limited Liability Company Agreement of Inspirato LLC (the “Company”), dated as of September 29, 2023, by and among the Company, Inspirato Incorporated (f/k/a Thayer Ventures Acquisition Corporation), a Delaware corporation (“PubCo”), the other Members set forth on Exhibit A to the LLC Agreement, and each other Person who is or at any time becomes a Member in accordance with the terms of the LLC Agreement (as the same may be amended and/or restated from time to time, the “LLC Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the LLC Agreement by executing and delivering this Joinder, whereupon such Transferee will be admitted as a Member and treated as a Party (with the rights and obligations as a Member) for all purposes of the LLC Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.1            Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the LLC Agreement.

1.2            Acquisition. Transferor hereby Transfers to Transferee all of the Acquired Interests.

1.3            Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the LLC Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the LLC Agreement and (c) such Transferee will be admitted as a Member and treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the LLC Agreement and, accordingly, agrees to be bound by the provisions of the LLC Agreement in its capacity as a Member.

1.4            Notice. Any notice, demand or other communication under the LLC Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 12.9 of the LLC Agreement.

1.5            Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of Delaware.

1.6            Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.

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D-1

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Address for notices:

D-2

Exhibit 3.2

CERTIFICATE OF AMENDMENT TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

INSPIRATO INCORPORATED

Inspirato Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.    The Corporation was originally incorporated under the name of Thayer Ventures Acquisition Corporation, and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 31, 2020.

B.     This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

C.     Article IV of the Certificate of Incorporation of the Corporation is hereby restated and amended in its entirety to read as follows:

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 1,700,000,000 shares, consisting of (a) 1,600,000,000 shares of common stock (the “Common Stock”), including (i) 1,000,000,000 shares of Class A common stock (the “Class A Common Stock”), (ii) 500,000,000 shares of Class V common stock (the “Class V Common Stock”) and (iii) 100,000,000 shares of Class B non-voting common stock (the “Class B Non-Voting Common Stock”), and (b) 100,000,000 shares of preferred stock (the “Preferred Stock”). The number of authorized shares of either Common Stock (including, for the avoidance of doubt, the number of authorized shares of Class A Common Stock, Class V Common Stock and Class B Non-Voting Common Stock) or Preferred Stock may be increased or decreased (but not below the number of shares of such class then outstanding or, in the case of Common Stock, then necessary for issuance in connection with the exchange of Common Units of Inspirato LLC (the “Common Units”) pursuant to Section 4.6 (an “Exchange”) of that certain Ninth Amended and Restated Limited Liability Company Agreement of Inspirato LLC (the “LLC Agreement”) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or Preferred Stock, as applicable, voting separately as a class shall be required therefor, unless a separate vote is required pursuant to any Preferred Stock Designation (as defined below).

Except as expressly provided herein, the rights, preferences and powers of the Class A Common Stock and Class B Non-Voting Common Stock shall be in all respects and for all purposes and in all circumstances absolutely and completely identical.

The term “Business Combination”, as used in this Amended and Restated Certificate, shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Corporation and one or more businesses. The term “Offering” as used in this Amended and Restated Certificate shall mean the Corporation’s initial public offering of securities.

Section 4.2 Preferred Stock. Subject to Article IX of this Amended and Restated Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise provided in this Amended and Restated Certificate or as required by applicable law, each holder of record of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record as of the applicable record date by such holder on all matters on which stockholders generally are entitled to vote.

(ii) Except as otherwise provided in this Amended and Restated Certificate or as required by applicable law, each holder of record of Class V Common Stock, as such, shall be entitled to one vote for each share of Class V Common Stock held of record as of the applicable record date by such holder on all matters on which stockholders generally or holders of Class V Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock).

(iii) Except as otherwise provided in this Amended and Restated Certificate or required by applicable law, at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class V Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with holders of the Class A Common Stock and holders of the Class V Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally, and, subject to the terms of any Preferred Stock, shall have the exclusive right to vote for the election of directors and all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(iv) Notwithstanding any stated or statutory voting rights, except as otherwise provided in Section 4.3(g) hereof, the Class B Non-Voting Common Stock shall be non-voting for purposes of the BHC Act (as defined below), and the holders of the Class B Non-Voting Common Stock shall have no voting power, and shall not have the right to participate in any meeting of stockholders or to have notice thereof, to the fullest extent permitted by applicable law.

(b) Dividends and Distributions.

(i) Class A Common Stock and Class B Non-Voting Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or the right to participate with the Class A Common Stock and Class B Non-Voting Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Class A Common Stock and the holders of Class B Non-Voting Common Stock shall be entitled to receive equally and ratably, taken together as a single class, in proportion to the number of shares held by each such stockholder such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. In no event shall any dividends or other distributions be declared or made on the Class A Common Stock or Class B Non-Voting Common Stock unless the shares of Class A Common Stock and Class B Non-Voting Common Stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of Common Stock or rights to acquire Common Stock, shares of Class B Non-Voting Common Stock shall only be entitled to receive shares of Class B Non-Voting Common Stock or rights to acquire Class B Non-Voting Common Stock and shares of Class A Common Stock shall only be entitled to receive an equal number of shares of Class A Common Stock or rights to acquire Class A Common Stock.

(ii) Class V Common Stock. Dividends and other distributions shall not be declared or paid on the Class V Common Stock.

(c) Liquidation, Dissolution or Winding Up; Deemed Liquidation Events. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or any Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock having a preference over the Class V Common Stock as to distributions upon dissolution, liquidation, winding up or a Deemed Liquidation Event, the holders of shares of Class V Common Stock shall be entitled to receive $0.0001 per share, and upon receiving such amount, such holders of shares of Class V Common Stock, as such, shall not be entitled to receive any other assets or funds of the Corporation. Thereafter, the holders of all outstanding shares of Class A Common Stock and Class B Non-Voting Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution equally and ratably in proportion to the number of shares held by each such stockholder. For purposes of this Amended and Restated Certificate, “Deemed Liquidation Event” shall mean (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization; provided, that, for the purpose of this Section 4.3(c), all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged; (B) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided, that, an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof; or (C) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Corporation.

(d) Cancellation of Class V Common Stock. In the event that any outstanding share of Class V Common Stock shall cease to be held directly or indirectly by a holder of a Common Unit, as set forth in the books and records of Inspirato LLC (including pursuant to an Exchange), such share shall automatically and without further action on the part of the Corporation or any holder of Class V Common Stock be transferred to the Corporation and cancelled for no consideration. The Corporation shall not issue additional shares of Class V Common Stock after the Effective Time other than in connection with the valid issuance of Common Units in accordance with Sections 4.1 and 4.3 of the LLC Agreement, such that after such issuance of Class V Common Stock such holder of Common Units holds an identical number of Common Units and shares of Class V Common Stock.

(e) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock an amount equal to the number of then-outstanding Common Units subject to Exchange from time to time. Furthermore, the Corporation shall at all times reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class A Common Stock or Class B Non-Voting Common Stock, as the case may be, pursuant to Section 4.3(h)(ii) hereof, such number of its duly authorized shares of Class A Common Stock or Class B Non-Voting Common Stock, as the case may be, as shall from time to time be sufficient to effect the conversion of outstanding Class A Common Stock or Class B Non-Voting Common Stock, as applicable, according to the respective conversion rights in Section 4.3(h)(ii). If at any time the number of authorized but unissued shares of Class A Common Stock or Class B Non-Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock or Class B Non-Voting Common Stock, as the case may be, that are convertible pursuant to Section 4.3(h)(ii), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of each such type of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate.

(f) Splits. If the Corporation at any time combines or subdivides (by any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Amended and Restated Certificate, scheme, arrangement or otherwise (each, a “Split”)) any series of Common Stock into a greater or lesser number of shares, the shares of each other series of Common Stock outstanding immediately prior to such Split shall be equally proportionately combined or subdivided such that the proportion of shares of outstanding Class V Common Stock, Class A Common Stock and Class B Non-Voting Common Stock immediately prior to such Split shall be maintained immediately after such Split; provided, that such actions with respect to the Class V Common Stock shall be subject to Section 4.1(i) and the last sentence of Section 3.1 of the LLC Agreement. Any adjustment described in this Section 4.3(f) shall become effective at the close of business on the date the Split becomes effective.

(g) Class B Non-Voting Common Stock Protective Provisions.

(i) The Corporation shall not (in any case, by merger, consolidation, operation of law or otherwise) alter or repeal any provision of this Amended and Restated Certificate or the Bylaws of the Corporation (and any such act or transaction entered into shall be null and void ab initio, and of no force or effect):

(A) other than pursuant to the terms of any Preferred Stock, in a manner that significantly and adversely affects the preferences, rights, privileges or powers of the Class B Non-Voting Common Stock, including, but not limited to, the authorization of a series of Common Stock senior to the Class B Non-Voting Common Stock, the modification of the terms of the Class B Non-Voting Common Stock, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or the payment of dividends by the Corporation when preferred dividends are in arrears, without (in addition to any other vote required by applicable law or this Amended and Restated Certificate) the affirmative vote of at least a majority of the shares of Class B Non-Voting Common Stock then outstanding, voting separately as a class; or

(B) in a manner that would change the status of Class B Non-Voting Common Stock to become a Class of Voting Securities (as defined below), without (in addition to any other vote required by law or in this Amended and Restated Certificate) the written consent of each Regulated Investor (as defined below).

(h) Conversion of Class A Common Stock and Class B Non-Voting Common Stock.

(i) Definitions. For all purposes of this Article IV, the following terms have the following meanings:

(A) “BHC Act” means Bank Holding Company Act of 1956, as amended and as interpreted and implemented by the Board of Governors of the Federal Reserve System, whether pursuant to regulation, interpretation or otherwise.

(B) “Class of Voting Securities” means a “class of voting securities” as defined for purposes of the BHC Act.

(C) “Permitted Regulatory Transfer” means a transfer of capital stock of the Corporation by a Regulated Investor or Transferee to a party that is not an affiliate (as the term “affiliate” is used for purposes of the BHC Act) of such Regulated Investor or Transferee:

(1) in a widespread public distribution;

(2) to the Corporation;

(3) in which no transferee (or group of associated or affiliated transferees) would receive two percent (2%) or more of the outstanding securities of any Class of Voting Securities (as such percentage is calculated for purposes of the BHC Act) of the Corporation; or

(4) to a person or entity that would control greater than fifty percent (50%) of every Class of Voting Securities of the Corporation (as such percentage is calculated for purposes of the BHC Act), without giving effect to such transfer.

(D) “Permitted Regulatory Transferee” means a party who acquires shares of capital stock of the Corporation from a Regulated Investor or its Transferee in a Permitted Regulatory Transfer.

(E) “Regulated Investor” means a holder of any shares of the Corporation’s capital stock that is a bank holding company or financial holding company or an affiliate thereof under the BHC Act, together with any affiliates (as defined under the BHC Act) of such holder.

(F) “Transferee” means a party to whom a Regulated Investor directly or indirectly transfers shares of capital stock of the Corporation, including any subsequent transferee of any such party, except for a Permitted Regulatory Transferee.

(ii) Conversion.

(A) Conversion of Class A Common Stock into Class B Non-Voting Common Stock. Any holder of Class A Common Stock who is a Regulated Investor or Transferee shall, at its option, at any time and from time to time, have the right to convert each share of Class A Common Stock held by such holder into one fully paid and nonassessable share of Class B Non-Voting Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), without the payment of additional consideration by the Regulated Investor or Transferee.

(B) Conversion of Class B Non-Voting Common Stock into Class A Common Stock. Except as otherwise provided in this provision, shares of Class B Non-Voting Common Stock held by a Regulated Investor or a Transferee shall not be convertible into Class A Common Stock; provided that any shares of Class B Non-Voting Common Stock held by a Permitted Regulatory Transferee shall be convertible, at the option of such Permitted Regulatory Transferee, upon (but not before) the transfer thereof in a Permitted Regulatory Transfer, with each such share of Class B Non-Voting Common Stock converting into one fully paid and nonassessable share of Class A Common Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares); provided, further, that if at any time the Corporation issues additional shares of Class A Common Stock and as a result, a Regulated Investor’s or its Transferee’s ownership percentage in the Class A Common Stock falls below its original ownership percentage of Class A Common Stock, then such Regulated Investor or its Transferees shall be permitted to convert such number of shares of Class B Non-Voting Common Stock into fully paid and nonassessable shares of Company Class A Common Stock on a 1:1 basis (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) without the payment of additional consideration by the Regulated Investor or its Transferees, to the extent, and solely for the purposes of allowing such Regulated Investor or its Transferees to maintain its original ownership percentage of Class A Common Stock and in no event greater than 4.99% of any “class” of “voting securities” (each as defined and as such percentage is calculated under the BHC Act).

(iii) Mechanics of Conversion.

(A) Notice of Conversion. In order for a holder of Class A Common Stock to voluntarily convert shares of Class A Common Stock into shares of Class B Non-Voting Common Stock or a holder of Class B Non-Voting Common Stock to voluntarily convert shares of Class B Non-Voting Common Stock into shares of Class A Common Stock pursuant to Section 4.3(h)(ii), as the case may be, such holder shall provide written notice (the “Conversion Notice”) to the Corporation’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class A Common Stock or Class B Non-Voting Common Stock and, if applicable, any event on which such conversion is contingent. The Conversion Notice shall state such holder’s name or the names of the nominees in which such holder wishes the converted shares to be issued. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the Conversion Notice or the happening of a future event specified in such Conversion Notice shall be the time of conversion, and the shares of Class A Common Stock or Class B Non-Voting Common Stock, as the case may be, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date; provided, however, that any delivery of a Conversion Notice on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the shares of Class B Non-Voting Common Stock and Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(B) Confirmation of Conversion. As promptly as practicable after the delivery of a Conversion Notice, the Corporation will deliver or cause to be delivered, as specified in the Conversion Notice, a confirmation of book-entry transfer of shares of stock representing the number of fully paid and non-assessable shares of Class A Common Stock or Class B Non-Voting Common Stock, as applicable, issuable upon such conversion, issued in such name or names as were specified in the Conversion Notice.

(C) Cancellation upon Conversion. When shares of Class B Non-Voting Common Stock have been converted into Class A Common Stock pursuant to this Amended and Restated Certificate, they shall automatically be cancelled and become authorized but unissued shares of Class B Non-Voting Common Stock. When shares of Class A Common Stock have been converted into Class B Non-Voting Common Stock pursuant to this Amended and Restated Certificate, they shall automatically be cancelled and become authorized but unissued shares of Class A Common Stock.

(iv) Taxes. The Corporation shall bear and pay any and all issue, transfer, stamp, documentary and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock or Class B Non-Voting Common Stock, as the case may be, or upon conversion of shares of Class A Common Stock or Class B Non-Voting Common Stock, as the case may be, pursuant to Section 4.3(h)(ii). The Corporation shall not, however, be required to pay any such tax to the extent such tax is payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock or Class B Non-Voting Common Stock, as applicable, upon a conversion pursuant to Section 4.3(h)(ii) in a name other than that in which the shares of Class A Common Stock or Class B Non-Voting Common Stock, as applicable, so converted were registered at the request of the registered holder.

(signature page follows)

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 29th day of September, 2023.

INSPIRATO INCORPORATED

By:	/s/ Robert Kaiden
Name: Robert Kaiden
Title: Chief Financial Officer

Exhibit 99.1

Inspirato Completes $25 Million Investment from Capital One Ventures, Solidifying New Strategic Partnership

Denver, October 4, 2023 – Inspirato Incorporated (“Inspirato”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced that it has closed its $25 million senior secured convertible note issued by Inspirato to Capital One Ventures (the “investment”). On September 26, 2023, Inspirato shareholders voted to approve the investment, subject to the finalization of a commercial agreement between an affiliate of Capital One Ventures and Inspirato, which has been executed.

The investment provides broad operating flexibility to Inspirato as it continues to deliver on its promise of providing remarkable luxury vacation for its members and guests.

“We’re incredibly excited to commence this strategic partnership with Capital One Ventures,” said Eric Grosse, CEO, Inspirato. “The investment supports Inspirato’s long-term profitability goals while ensuring our existing and future members continue to benefit from our first-class service and certainty while experiencing the ultimate luxury vacations.”

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Inspirato common stock, if any, into which the convertible notes will be convertible) and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our expectations relating to future operating results and financial position; guidance and growth prospects including those related to any new partnership with Capital One; quotations of management; our expectations regarding the luxury travel market; anticipated future expenses and investments; business strategy and plans; market growth; market position; and potential market opportunities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited experience with our pricing models; the risk of downturns in the travel and hospitality industry; our ability to compete effectively in an increasingly competitive market; our ability to sustain and manage our growth; and current market, political, economic and business conditions and other risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q that will be filed with the SEC by August 9, 2023, and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this press release.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, Twitter, and LinkedIn.

Inspirato Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

communications@inspirato.com

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